                                                                    Exhibit 10.5

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                                CREDIT AGREEMENT
                                      among

                                 PRIMEDIA INC.,

                          VARIOUS LENDING INSTITUTIONS,

                              THE BANK OF NEW YORK

                                       and

                             BANKERS TRUST COMPANY,
                            as Co-Syndication Agents,

                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent

                                       and

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent

                   ------------------------------------------

                           Dated as of March 11, 1999

                   ------------------------------------------

                                  $150,000,000

================================================================================

                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager

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                                TABLE OF CONTENTS
                                -----------------

                                                                                                          PAGE

SECTION 1. Amount and Terms of Credit........................................................................1

   1.01   Commitments........................................................................................1
   1.02   Minimum Borrowing Amounts, etc.....................................................................1
   1.03   Notice of Borrowing................................................................................1
   1.04   Disbursement of Funds..............................................................................2
   1.05   Register...........................................................................................2
   1.06   Conversions........................................................................................3
   1.07   Pro Rata Borrowings................................................................................3
   1.08   Interest...........................................................................................3
   1.09   Interest Periods...................................................................................4
   1.10   Increased Costs, Illegality, etc...................................................................5
   1.11   Compensation.......................................................................................7
   1.12   Change of Lending Office...........................................................................8

SECTION 2. Fees; Commitments.................................................................................8

   2.01   Fees...............................................................................................8
   2.02   Voluntary Reduction of Commitments.................................................................8
   2.03   Termination of Commitments.........................................................................9

SECTION 3. Payments..........................................................................................9

   3.01   Voluntary Prepayments..............................................................................9
   3.02   Mandatory Repayments...............................................................................9
   3.03   Method and Place of Payment.......................................................................10
   3.04   Net Payments......................................................................................10






SECTION 4. Conditions Precedent.............................................................................11

   4.01   Execution of Agreement............................................................................11
   4.02   No Default; Representations and Warranties........................................................11
   4.03   Opinions of Counsel...............................................................................12
   4.04   Corporate Proceedings.............................................................................12
   4.05   Subsidiary Guaranty...............................................................................12
   4.06   Notice of Borrowing...............................................................................12
   4.07   Payment of Fees, etc..............................................................................12
   4.08   Contribution Agreement............................................................................12
   4.09   Existing Indebtedness Agreements..................................................................13
   4.10   The Amended and Restated Credit Agreement.........................................................13

SECTION 5. Representations, Warranties and Agreements.......................................................13

   5.01   Corporate Status..................................................................................13
   5.02   Corporate Power and Authority.....................................................................13
   5.03   No Violation......................................................................................14
   5.04   Litigation........................................................................................14
   5.05   Use of Proceeds; Margin Regulations...............................................................14
   5.06   Governmental Approvals............................................................................14
   5.07   Investment Company Act............................................................................15
   5.08   Public Utility Holding Company Act................................................................15
   5.09   True and Complete Disclosure......................................................................15
   5.10   Financial Statements; Financial Condition.........................................................15
   5.11   Tax Returns and Payments..........................................................................16
   5.12   Compliance with ERISA.............................................................................16
   5.13   Subsidiaries......................................................................................17
   5.14   Intellectual Property.............................................................................17
   5.15   Compliance with Statutes, etc.....................................................................18

SECTION 6. Affirmative Covenants............................................................................18

   6.01   Information Covenants.............................................................................18
   6.02   Books, Records and Inspections....................................................................20
   6.03   Payment of Taxes..................................................................................20
   6.04   Corporate Franchises..............................................................................20
   6.05   Compliance with Statutes, etc.....................................................................20
   6.06   ERISA.............................................................................................21
   6.07   End of Fiscal Years; Fiscal Quarters..............................................................21
   6.08   Use of Proceeds...................................................................................21
   6.09   Ownership of Subsidiaries.........................................................................21
   6.10   Maintenance of Corporate Separateness.............................................................21



SECTION 7.  Negative Covenants..............................................................................22

   7.01   Changes in Business...............................................................................22
   7.02   Consolidation, Merger, Sale or Purchase of Assets, etc............................................22
   7.03   Liens.............................................................................................25
   7.04   Indebtedness......................................................................................26
   7.05   Advances, Investments and Loans...................................................................28
   7.06   Contingent Obligations............................................................................30
   7.07   Dividends, etc....................................................................................30
   7.08   Transactions with Affiliates......................................................................32
   7.09   Fixed Charge Coverage Ratio.......................................................................33
   7.10   Interest Coverage Ratio...........................................................................33
   7.11   Leverage Ratio....................................................................................33
   7.12   Issuance of Stock.................................................................................33
   7.13   Modifications of Certain Agreements, etc..........................................................33
   7.14   Limitation on the Creation of Subsidiaries; Redesignation of Partially-Owned Restricted
            Subsidiaries....................................................................................34

SECTION 8.  Events of Default...............................................................................35

   8.01   Payments..........................................................................................35
   8.02   Representations, etc..............................................................................35
   8.03   Covenants.........................................................................................35
   8.04   Default Under Other Agreements....................................................................35
   8.05   Bankruptcy, etc...................................................................................36
   8.06   ERISA.............................................................................................36
   8.07   Subsidiary Guaranty...............................................................................37
   8.08   Judgments.........................................................................................37
   8.09   Ownership.........................................................................................37

SECTION 9.  Definitions.....................................................................................38

SECTION 10.  The Administrative Agent.......................................................................58

   10.01   Appointment......................................................................................58
   10.02   Delegation of Duties.............................................................................58
   10.03   Exculpatory Provisions...........................................................................58
   10.04   Reliance by Administrative Agent.................................................................59
   10.05   Notice of Default................................................................................59
   10.06   Non-Reliance on Administrative Agent and Other Banks.............................................60
   10.07   Indemnification..................................................................................60
   10.08   Administrative Agent in Its Individual Capacity..................................................61
   10.09   Holders..........................................................................................61
   10.10   Resignation of the Administrative Agent; Successor Agent.........................................61

SECTION 11.  Miscellaneous..................................................................................61

   11.01  Payment of Expenses, etc..........................................................................61



   11.02  Right of Setoff...................................................................................62
   11.03  Notices...........................................................................................62
   11.04  Benefit of Agreement..............................................................................63
   11.05  No Waiver; Remedies Cumulative....................................................................64
   11.06  Payments Pro Rata.................................................................................64
   11.07  Calculations; Computations........................................................................65
   11.08  Governing Law; Submission to Jurisdiction; Venue..................................................65
   11.09  Counterparts......................................................................................66
   11.10  Effectiveness.....................................................................................66
   11.11  Headings Descriptive..............................................................................67
   11.12  Amendment or Waiver...............................................................................67
   11.13  Survival..........................................................................................67
   11.14  Domicile of Loans.................................................................................67
   11.15  Confidentiality...................................................................................67
   11.16  Waiver of Jury Trial..............................................................................68


ANNEX I                       List of Banks
ANNEX II                      Bank Addresses
ANNEX III                     Subsidiaries
ANNEX IV                      Liens
ANNEX V                       Existing Debt/Existing Contingent Obligations
ANNEX VI                      Existing Preferred Stock

EXHIBIT A                     Form of Notice of Borrowing
EXHIBIT B-1                   Form of Opinion of Simpson, Thacher & Bartlett
EXHIBIT B-2                   Form of Opinion of Beverly C. Chell, Esq.
EXHIBIT B-3                   Form of Opinion of White & Case LLP
EXHIBIT C                     Form of Officer's Certificate
EXHIBIT D                     Form of Subsidiary Guaranty
EXHIBIT E                     Form of Contribution Agreement
EXHIBIT F                     Form of Assignment and Assumption Agreement
EXHIBIT G                     Form of Subsidiary Assumption Agreement

     CREDIT AGREEMENT, dated as of March 11, 1999, among PRIMEDIA INC., a Delaware corporation (the "Company"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), THE BANK OF NEW YORK and BANKERS TRUST COMPANY, as Co-Syndication Agents, THE BANK OF NOVA SCOTIA, as Documentation Agent and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                              W I T N E S S E T H :

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facility provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. AMOUNT AND TERMS OF CREDIT.

     1.01 COMMITMENTS. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans (each a "Loan" and, collectively, the "Loans") to the Company, which Loans (i) shall, at the option of the Company, be Base Rate Loans or Eurodollar Loans, PROVIDED that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Revolving Loan Commitment of such Bank at such time.

     1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, PROVIDED that at no time shall there be outstanding more than 5 Borrowings of Eurodollar Loans.

     1.03 NOTICE OF BORROWING. (a) Whenever the Company desires to incur Loans hereunder, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be incurred hereunder. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A, appropriately completed to specify
(i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and
(iii) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans pursuant to the Borrowing specified in the respective Notice of Borrowing written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

     (a) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, in good faith to be from the chairman, a vice chairman, the president, a vice president, a treasurer, an assistant treasurer or the director of treasury operations of the Company. In each such case, the Company hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

     1.04 DISBURSEMENT OF FUNDS. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of each Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available to the Administrative Agent in U.S. Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Company, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds rate or (y) if paid by the Company, the then applicable rate of interest, calculated in accordance with Section 1.08, for the Loans. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

     1.05 REGISTER. (a) The Administrative Agent shall maintain a register for the recordation of the Revolving Loan Commitments of the Banks from time to time and the principal amount of the Loans owing to each Bank (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (b) The Company hereby agrees to provide a Note, promptly upon the request of any Bank, to the extent such Bank has requested such Note in connection with any pledge or assignment by such Bank of any or all of its Loans hereunder to a Federal Reserve Bank.

     1.06 CONVERSIONS. The Company shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans into a Borrowing or Borrowings of another Type of Loan; PROVIDED that (i) no such partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if a Default or Event of Default is in existence and the Administrative Agent and/or the Required Banks have notified the Company that such a conversion will not be permitted as a result thereof and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

     1.07 PRO RATA BORROWINGS. All Borrowings of Loans under this Agreement shall be made by the Banks PRO RATA on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

     1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin plus the Base Rate in effect from time to time.

     (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin plus the relevant Eurodollar Rate.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin for Base Rate Loans; PROVIDED that principal in respect of Eurodollar Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Loan at a per annum rate equal to 2% in excess of the rate of interest applicable on the due date therefor.

     (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) All computations of interest hereunder shall be made in accordance with
Section 11.07(b).

     (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Company and the Banks thereof.

     1.09 INTEREST PERIODS. At the time the Company gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Company, be a one, two, three, six or, if available to each of the Banks (as determined by each such Bank in good faith based on prevailing conditions in the interbank Eurodollar market on any date of determination thereof), nine or twelve month period. Notwithstanding anything to the contrary contained above:

     (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

     (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (iv) no Interest Period shall extend beyond the Final Maturity Date; and

     (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence and the Administrative Agent and/or the Required Banks have notified the Company that such an election will not be permitted as a result thereof.

     If upon the expiration of any Interest Period, the Company has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, or a Default or an Event of Default then exists and the Administrative Agent and/or the Required Banks have given the notice referred to in clause (v) above, the Company shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

     (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

     (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request such as, for example, but not limited to, (A) a change since the Effective Date in the basis of taxation of payment to any Bank of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes with respect to Taxes and those taxes described in clauses (x) and (y) of the proviso in the second sentence of Section 4.04) or (B) a change since the Effective Date in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

     (iii) at any time since the Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Company shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof promptly (but in any event no later than the later of (x) the Business Day next preceding the date of such Borrowing and (y) one Business Day after the Company was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); PROVIDED that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

     (c) (i) If any Bank shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (i), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 1.10(c).

     (ii) If (x) any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans, (y) any Bank has notified the Company that one of its Eurodollar Loans is affected by the circumstances described in Section 1.10(a)(ii) or (iii), or (z) any Bank is owed increased costs or other amounts under Section 1.10(c)(i) or 3.04 and, in the case of such clause (y) or (z), compensation or other action with respect to such event is not otherwise requested generally by the other Banks, the Company shall have the right, if no Default or Event of Default then exists and, in the case of a Bank described in clause (y) or (z) above, such Bank has not changed its applicable lending office with the effect of eliminating such increased cost, to replace such Bank (the "Replaced Bank") with another commercial bank or banks or other financial institutions (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.10(c)(ii), the Replacement Bank shall enter into one or more assignment agreements pursuant to Section 11.04(b) hereof (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank and (b) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 2.01 hereof and (ii) all obligations of the Company owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective assignment documentation pursuant to clause (i) above and the payment of amounts referred to in clauses
(i) above and (ii) above, the Replacement Bank shall become a Bank or Banks hereunder, as the case may be, and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions (including, without limitation, Sections 1.10, 1.11, 3.04, 10.07 and 11.01 of this Agreement) under this Agreement, which shall survive as to such Replaced Bank.

     1.11 COMPENSATION. The Company agrees to compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment, prepayment or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; PROVIDED, HOWEVER, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

     1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
Section 1.10(c)(i) or 3.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; PROVIDED that such designation is made on such terms that in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this
Section 1.12 shall affect or postpone any of the obligations of the Company or the right of any Bank provided in Sections 1.10 or 3.04.

     SECTION 2. FEES; COMMITMENTS.

     2.01 FEES. (a) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date the Total Revolving Loan Commitment has been terminated, computed at a per annum rate equal to the Applicable Commitment Fee Percentage on the daily average Aggregate Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of March, June, September and December of the year following the Effective Date and the date upon which the Total Revolving Loan Commitment is terminated.

     (b) The Company shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Company and the Administrative Agent.

     (c) All computations of Fees shall be made in accordance with Section 11.07(b).

     2.02 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; PROVIDED that (x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks, (y) any partial reduction pursuant to this Section 2.02 shall be in the amount of at least $2,000,000, (z) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by the preceding clause (x)) by an amount which exceeds the remainder of the Aggregate Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction.

     2.03 TERMINATION OF COMMITMENTS. The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of (i) the date which is the earlier of (x) 30 days after any date on which a Specified Change of Control Event occurs and (y) the date on which any Senior Notes or any other Indebtedness of the Company or its Restricted Subsidiaries are required to be repurchased, redeemed or prepaid as a result of any such Specified Change of Control Event and (ii) the Final Maturity Date.

     SECTION 3. PAYMENTS.

     3.01 VOLUNTARY PREPAYMENTS. The Company shall have the right to prepay the Loans incurred by it, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Company shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Company prior to 12:00 Noon (New York time) at least two Business Days prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000 and, if greater, in an integral multiple of $500,000, PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED that at the Company's election in connection with any prepayment of Loans pursuant to this Section 3.01, such prepayment shall not be applied to any Loans of a Defaulting Bank.

     3.02 MANDATORY REPAYMENTS. (a) If on any date the aggregate outstanding principal amount of Loans made by Non-Defaulting Banks (in each case after giving effect to all other repayments thereof on such date) exceeds the Adjusted Total Commitment as then in effect, the Company shall repay on such date the principal of Loans of Non-Defaulting Banks in an aggregate amount equal to such excess.

     (b) If on any date the aggregate outstanding principal amount of Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Company shall repay the Loans of such Defaulting Bank in an amount equal to such excess.

     (c) Notwithstanding anything to the contrary contained in this Agreement, all then outstanding Loans under this Agreement shall be repaid in full on the Final Maturity Date.

     (d) With respect to each repayment of Loans required by this Section 3.02, the Company may designate the Types of Loans which are to be repaid and the specific Borrowing(s) pursuant to which made; provided that (i) Eurodollar Loans may be designated for repayment pursuant to this Section 3.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; (iii) notwithstanding the provisions of the preceding clause (ii), no repayment of Revolving Loans pursuant to Section 3.02(a) shall be applied to the Revolving Loans of a Defaulting Bank; and (iv) repayments of Revolving Loans of Defaulting Banks pursuant to Section 3.02(b) shall be applied PRO RATA among such Revolving Loans. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

     3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto (based on each Bank's Pro Rata Share, if any), no later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day; PROVIDED, HOWEVER, that to the extent that the Administrative Agent shall have received any payment under this Agreement after 1:00 P.M. (New York time) on a Business Day, the Administrative Agent shall use its best efforts to distribute such payment as promptly as practicable on such date to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received, and to the extent that any such Bank receives its portion of such payment from the Administrative Agent on such same date by a time satisfactory to such Bank, such payment to such Bank shall be deemed to have been made on such date. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     3.04 NET PAYMENTS. All payments made by the Company hereunder will be made without setoff, counterclaim or other defense. Promptly upon notice from any Bank to the Company, the Company agrees to pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate, and/or the provisions of this Agreement relating to the Eurodollar Rate, and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Taxes"); PROVIDED that Taxes shall not include (x) taxes imposed on or measured by the overall net income or receipts of the Administrative Agent or any Bank by the United States of America or any political subdivision or taxing authority thereof or therein or (y) taxes on or measured by the overall net income of any foreign office, branch or subsidiary of the Administrative Agent or that Bank by any foreign country or subdivision thereof in which the Administrative Agent's or that Bank's office, branch or subsidiary is doing business. The Company agrees to also pay such additional amounts equal to increases in taxes payable by that Bank described in the foregoing proviso which increases arise solely from the receipt by that Bank of payments made by the Company described in the immediately preceding sentence of this Section 3.04. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Company will, at the request of that Bank, furnish to that Bank evidence, in form and substance satisfactory to that Bank, that the Company has met its obligation under this Section 3.04. The Company agrees to indemnify each Bank against, and reimburse each Bank on demand for, any Taxes, as reasonably determined by that Bank in its good faith. Such Bank shall provide the Company with appropriate receipts for any payments or reimbursements made by the Company pursuant to this Section 3.04. Notwithstanding the foregoing, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold and pay to the appropriate taxing authority within the time prescribed by applicable law (and shall not be required to make payments as otherwise required in this Section on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of the Administrative Agent or any Bank other than the Administrative Agent or any Bank (i) who is a U.S. Person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with the Company for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Company shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which the Administrative Agent or such Bank may reasonably request for assisting the Administrative Agent or such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which the Administrative Agent or such Bank is subject to tax.

     SECTION 4. CONDITIONS PRECEDENT. The obligation of each Bank to make each Loan to the Company hereunder is subject, at the time of the making of each such Loan (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

     4.01 EXECUTION OF AGREEMENT. On or prior to the Initial Borrowing Date, this Agreement shall have been executed and delivered in accordance with Section 11.10.

     4.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of each Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     4.03 OPINIONS OF COUNSEL. On the Effective Date, the Administrative Agent shall have received opinions, addressed to each of the Banks and dated the Effective Date, (i) from Simpson, Thacher & Bartlett, special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit B-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Beverly C. Chell, Esq., counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit B-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) from White & Case LLP, special counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit B-3.

     4.04 CORPORATE PROCEEDINGS. (a) On the Effective Date, the Administrative Agent shall have received from the Company and each Subsidiary Guarantor, a certificate, dated the Effective Date, signed by the chairman, a vice chairman, the president, any vice-president or the treasurer of such Person, and attested to by the secretary or any assistant secretary of such Person, in the form of Exhibit C with appropriate insertions and, to the extent required, together with copies of the Certificate of Incorporation, By-Laws and the resolutions of such Person referred to in such certificate, and the foregoing shall be satisfactory to the Administrative Agent.

     (b) On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

     4.05 SUBSIDIARY GUARANTY. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a guaranty in the form of Exhibit D hereto (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

     4.06 NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to any Borrowing of Revolving Loans.

     4.07 PAYMENT OF FEES, ETC. On the Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Administrative Agent or the Banks shall have been paid to the extent due.

     4.08 CONTRIBUTION AGREEMENT. On the Effective Date, the Subsidiary Guarantors shall have entered into a contribution agreement in the form of Exhibit E hereto (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Contribution Agreement"), and the Contribution Agreement shall be in full force and effect.

     4.09 EXISTING INDEBTEDNESS AGREEMENTS. On or prior to the Initial Borrowing Date, there shall have been delivered to (or made available for review by) the Banks copies, certified (in the case of those delivered) as true and correct by an appropriate officer of the Company making such delivery, of all agreements evidencing or relating to the Existing Debt or the Existing Contingent Obligations with respect to Indebtedness for borrowed money (collectively, the "Existing Indebtedness Agreements").

     4.10 THE AMENDED AND RESTATED CREDIT AGREEMENT. On or prior to the Initial Borrowing Date, the Restatement Effecting Date under (and as defined in) the Amended and Restated Credit Agreement shall have occurred.

     The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Company to each of the Banks that all of the applicable conditions specified above exist as of the date of such Loan. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Administrative Agent.

     SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Company makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement, the making of the Loans (with the making of each Loan on and after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the Initial Borrowing Date and as of the date of each such Loan, unless stated to relate to a specific earlier date):

     5.01 CORPORATE STATUS. The Company and each of its Restricted Subsidiaries
(i) is a duly organized and validly existing corporation under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, (ii) is in good standing under the laws of the jurisdiction of its organization and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the cases of clauses (ii) and (iii) above, for such failures to be in good standing and failures to be so qualified which, in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     5.02 CORPORATE POWER AND AUTHORITY. Each of the Company and each of its Restricted Subsidiaries has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Company and each of its Restricted Subsidiaries has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     5.03 NO VIOLATION. Neither the execution, delivery or performance by the Company or any of its Restricted Subsidiaries of the Credit Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

     5.04 LITIGATION. There are no actions, suits or proceedings pending, or, to the best knowledge of the Company, threatened, with respect to the Company or any of its Subsidiaries (i) that are likely to have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole or
(ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent or on the ability of the Company or of the Subsidiary Guarantors, taken as a whole, in either case, to perform its or their respective obligations hereunder and under the other Credit Documents to which it is or they are, or will be, a party.

     5.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be used for general corporate and working capital purposes of the Company and its Subsidiaries (including, without limitation, to finance Permitted Acquisitions and refinance Senior Notes).

     (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, PROVIDED that the Company may use the proceeds of Loans to purchase Margin Stock in compliance with Regulations T, U and X, so long as at the time of the making of such Loan, and after giving effect thereto, not more than 25% of the value of the assets subject to the provisions of Section 7 of the Company, or of the Company and its Restricted Subsidiaries on a consolidated basis, shall constitute Margin Stock.

     5.06 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document, except those which have been obtained or made or those the absence of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of the Company or of the Subsidiary Guarantors, taken as a whole, in either case, to perform its or their respective obligations hereunder and under the other Credit Documents to which it is or they are, or will be, a party.

     5.07 INVESTMENT COMPANY ACT. Neither the Company nor any of its Restricted Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Restricted Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.09 TRUE AND COMPLETE DISCLOSURE. (a) All factual information (taken as a whole) heretofore or contemporaneously furnished by the Company or any of its Subsidiaries in writing to the Administrative Agent and/or any Bank on or before the Initial Borrowing Date (including, without limitation, (i) the Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 5.09(a), such factual information shall not include projections and pro forma financial information.

     (b) The projections and pro forma financial information contained in the factual information referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     5.10 FINANCIAL STATEMENTS; FINANCIAL CONDITION. (a) The consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1997 and September 30, 1998 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year or nine-month period, as the case may be, ended as of said dates, which, in the case of the December 31, 1997 statements, have been examined by Deloitte & Touche, independent certified public accountants, who delivered an unqualified opinion in respect thereof, present fairly the financial position of the Company and its Subsidiaries at the dates of said statements and the results for the period covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements (subject, in the case of the September 30, 1998 statements, to normal year-end audit adjustments).

     (b) Since December 31, 1997 and after giving effect to the incurrence of Indebtedness hereunder and the other transactions contemplated hereby, there has been no material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole (other than any change in general economic conditions or any change in conditions affecting the Business generally).

     5.11 TAX RETURNS AND PAYMENTS. Each of the Company and each of its Restricted Subsidiaries has filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all Federal taxes and assessments shown to be due on such returns and all other material taxes and assessments, domestic and foreign, in each case payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been provided in accordance with GAAP.

     5.12 COMPLIANCE WITH ERISA. As of the Effective Date, there are no Plans and neither the Company nor any of its Restricted Subsidiaries nor any ERISA Affiliate has incurred any unpaid material liability or reasonably expects to incur any material liability with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) covered by Title IV of ERISA. As of the date of each subsequent Loan, each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Company nor any of its Restricted Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to or on account of a Plan pursuant to ERISA or the Code; no proceedings have been instituted by the PBGC to terminate any Plan; no condition exists which presents a material risk to the Company, any of its Restricted Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to ERISA or the Code; no lien imposed under the Code or ERISA on the assets of the Company, any of its Restricted Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Restricted Subsidiaries do not maintain or contribute to any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), which provides benefits to retired employees (other than as required by Section 601 of ERISA) where, with respect to any of the foregoing representations in this Section 5.12, the liability for or the lien which could arise as a result of, the particular circumstance or event which is the subject of the representation, would be reasonably likely to result in a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company, its Restricted Subsidiaries and ERISA Affiliates to all Plans which are "multiemployer plans" (as defined in Section 4001(a)(3) of ERISA) (each a "Multiemployer Plan") in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan would not be reasonably likely to be an amount that could result in a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole. Notwithstanding anything in this Section 5.12 to the contrary, all representations and warranties made with respect to any Plan which is a Multiemployer Plan shall be made to the best knowledge of the Company.

     5.13 SUBSIDIARIES. On the Effective Date, the corporations listed on Annex III under the name of the Company are the only Subsidiaries of the Company. Annex III correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

     5.14 INTELLECTUAL PROPERTY. (a) The Company and each of its Restricted Subsidiaries owns, or is licensed or otherwise authorized to sell, distribute, use or exploit, all material copyrights, literary works, texts and other works of authorship fixed in any tangible medium of expression necessary for the present conduct of its business ("Copyrights"), except to the extent that the failure to own or obtain licenses or authorizations with respect to any of the foregoing, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     (b) The Company and each of its Restricted Subsidiaries owns or is licensed to use all the patents, trademarks, permits, service marks, trade names, technology, know-how and formulas, or rights with respect to the foregoing, necessary for the present conduct of its business, except to the extent that the failure to own or obtain licenses with respect to any of the foregoing, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole (together with the Copyrights, "Intellectual Property").

     (c) All Intellectual Property is protected in all material respects under the laws of the United States relating to such Intellectual Property and has been duly and properly registered or filed with or issued by the appropriate governmental offices and jurisdictions for such registrations, filings or issuances, except to the extent that the failure to make or obtain such registrations, filings or issuances would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     (d) No material claim has been asserted by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Company or its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements as do not, individually or in the aggregate, give rise to any liabilities on the part of the Company and its Restricted Subsidiaries that are material to the Company and its Restricted Subsidiaries taken as a whole.

     5.15 COMPLIANCE WITH STATUTES, ETC. The Company and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of the Company or any of its Subsidiaries), except such noncompliances as would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 6. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Revolving Loan Commitments have terminated, no Notes are outstanding and the Loans together with interest, Fees and all other Obligations are paid in full:

     6.01 INFORMATION COVENANTS. The Company will furnish to each Bank:

     (a) ANNUAL FINANCIAL STATEMENTS. Within 100 days after the close of each fiscal year of the Company, the consolidated balance sheets of each of (A) the Company and its Subsidiaries and of (B) the Company and its Restricted Subsidiaries, as at the end of such fiscal year and, in each case, the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth for such fiscal year, in comparative form, the corresponding figures for the preceding fiscal year and, in the case of the figures with respect to the Company and its Restricted Subsidiaries the corresponding figures from the budget for such fiscal year delivered pursuant to
Section 6.01(c); all of which shall be examined by Deloitte & Touche or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of the Company and its Subsidiaries or of the Company and its Restricted Subsidiaries, as the case may be, as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to its attention or, if such a Default or Event of Default has come to its attention a statement as to the nature thereof (provided that in no event shall such accountants be liable as a result of this Agreement by reason of any failure to obtain knowledge of any Default or Event of Default that would not be disclosed in the course of their audit examination).

     (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company (beginning with the quarterly accounting period ending March 31, 1999) and, at the sole option of the Company, at any time prior to 100 days after the close of the fourth quarterly accounting period in each fiscal year, the consolidated balance sheet of each of (A) the Company and its Subsidiaries and of (B) the Company and its Restricted Subsidiaries, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries or of the Company and its Restricted Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end audit adjustments.

     (c) BUDGETS; ETC. Not more than 90 days after the commencement of each fiscal year of the Company, budgets of the Company and its Restricted Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year setting forth Consolidated EBITDA and consolidated sales and setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

     (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 6.01(a) and (b), a certificate of the chief financial officer, controller or chief accounting officer of the Company (i) to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Sections 7.04(c), 7.05(d), 7.07 and Sections 7.09 through and including 7.11, as at the end of such fiscal quarter or year, as the case may be and (ii) setting forth the calculations demonstrating (A) with respect to each Affected Transaction consummated during the most recently ended fiscal quarter, that the Company was in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 and (B) with respect to each business sold (or deemed sold) pursuant to Section 7.02(c) hereof, compliance by the Company with clause (iii) of such Section 7.02(c). In addition, at the time of the delivery of the financial statements provided for in Section 6.01(a) and (b), a certificate of the chief financial officer, controller or chief accounting officer of the Company setting forth the amount of, and calculations required to establish the amount of, Excess Cash Flow for the respective fiscal year or quarter.

     (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after any officer of the Company obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Company or any of its Subsidiaries which is likely to have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole, or the ability of the Company or of the Subsidiary Guarantors, taken as a whole, in either case, to perform its or their respective obligations hereunder or under any other Credit Document.

     (f) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Company or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries.

     (g) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Company or any of its Subsidiaries and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

     6.02 BOOKS, RECORDS AND INSPECTIONS. The Company will, and will cause each of its Restricted Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of the Company, officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect any of the properties or assets of the Company and any of its Restricted Subsidiaries in whomsoever's possession, and to examine the books of account of the Company and any of its Restricted Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Restricted Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire.

     6.03 PAYMENT OF TAXES. The Company will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 7.03(a) or charge upon any properties of the Company or any of its Restricted Subsidiaries; PROVIDED that neither the Company nor any of its Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     6.04 CORPORATE FRANCHISES. The Company will do, and will cause each of its Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses, permits and Intellectual Property rights except to the extent its failures to do so would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole; PROVIDED, HOWEVER, that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.04.

     6.05 COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole or on the ability of the Company or of the Subsidiary Guarantors, taken as a whole, in either case, to perform its or their obligations hereunder or under any other Credit Document.

     6.06 ERISA. As soon as possible and, in any event, within 30 days after the Company, any of its Restricted Subsidiaries or any ERISA Affiliate knows or could reasonably be expected to know of the occurrence of any of the following and where it could reasonably be expected that a material liability of the Company and its Restricted Subsidiaries and ERISA Affiliates, taken as a whole, could result in connection therewith, the Company will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Restricted Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Restricted Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are reasonably likely to be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Company, any of its Restricted Subsidiaries or any ERISA Affiliate will or is reasonably likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(1) of ERISA. At the request of any Bank, the Company will deliver to such Bank a complete copy of the annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service.

     6.07 END OF FISCAL YEARS; FISCAL QUARTERS. The Company will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

     6.08 USE OF PROCEEDS. All proceeds of the Loans shall be used as provided in Section 5.05.

     6.09 OWNERSHIP OF SUBSIDIARIES. The Company will, at all times, maintain, directly or indirectly, ownership of at least a majority of the capital stock of its Restricted Subsidiaries, except to the extent 100% of the capital stock owned by the Company or any Restricted Subsidiary of any such Restricted Subsidiary is sold, transferred or disposed of in a transaction permitted by
Section 7.02(c) or (j) or any such Restricted Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 7.02(e), PROVIDED that the Company shall not be required to own a majority of the capital stock of Canadian Sailings Inc. so long as the Company continues to hold at least as much of such capital stock as is held on the Effective Date.

     6.10 MAINTENANCE OF CORPORATE SEPARATENESS. The Company will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. Neither the Company nor any Restricted Subsidiary shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of such Unrestricted Subsidiary, and no bank account of an Unrestricted Subsidiary shall be commingled with any bank account of the Company or any of its Restricted Subsidiaries. Any financial statements distributed to any creditors of an Unrestricted Subsidiary shall clearly establish the separateness of such Unrestricted Subsidiary from the Company and its Restricted Subsidiaries. Finally, neither the Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of any Unrestricted Subsidiary which is a direct Subsidiary of the Company or any Restricted Subsidiary being ignored by any court of competent jurisdiction, or in the assets and liabilities of the Company or any Restricted Subsidiary being substantively consolidated with those of any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

     SECTION 7. NEGATIVE COVENANTS. The Company hereby covenants and agrees that as of the Effective Date, and thereafter for so long as this Agreement is in effect and until the Revolving Loan Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations are paid in full:

     7.01 CHANGES IN BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Businesses, PROVIDED that the

Company and its Restricted Subsidiaries may engage in businesses other than a Business so long as the businesses engaged in by the Company and its Restricted Subsidiaries, taken as a whole, consist substantially of Businesses.

     7.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Company will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment (and, to the extent consistent with industry practices, other tangible and intangible assets) in the ordinary course of business) of any Person, except that the following shall be permitted:

     (a) any sale, transfer or other disposition of (x) inventory in the ordinary course of business or (y) any other tangible or intangible asset in the ordinary course of business of the Company and/or its Restricted Subsidiaries;

     (b) the advances, investments and loans permitted pursuant to Section 7.05;

     (c) Asset Sales constituting the disposition of a business (including, without limitation, to the extent permitted in this Section 7.02(c), sales of the capital stock of a Restricted Subsidiary but excluding sales of the stock of an Unrestricted Subsidiary); PROVIDED that (i) no Default or Event of Default exists at such time or would exist immediately after giving effect thereto; (ii) such sale, transfer or disposition (or deemed sale, transfer or disposition pursuant to any Permitted Restricted Subsidiary Conversion) (x) is for fair market value, as determined in good faith by management of the Company (or, in the case of any Permitted Restricted Subsidiary Conversion or Permitted Restricted Asset Sale, to the extent requested by the Administrative Agent or the Required Banks, as determined by a written opinion of value reasonably satisfactory to the Administrative Agent by an Appraisal Firm) and (y) except in the case of a Permitted Restricted Subsidiary Conversion otherwise permitted pursuant to the terms hereof, results in consideration in the form of cash, promissory notes issued by the respective purchaser and/or other assets, PROVIDED that, to the extent any such other assets are received by the Company and/or its Restricted Subsidiaries in connection with any such Asset Sale, (I) the market value of such other assets, when added to the aggregate amount of other consideration received in connection with such Asset Sale, shall equal or exceed the market value of the assets so sold (such value to be set forth, to the extent requested by the Administrative Agent or the Required Banks, in a written opinion of value reasonably satisfactory to the Administrative Agent by an Appraisal Firm) and (II) such assets are permitted to be acquired by the Company or any of its Restricted Subsidiaries pursuant to Section 7.02(g) at the time of consummation of such Asset Sale (both before and after giving effect to such Asset Sale); (iii) the businesses sold (or deemed sold pursuant to any Permitted Restricted Subsidiary Conversion) by the Company and/or its Restricted Subsidiaries pursuant to this Section 7.02(c) in any fiscal year of the Company shall not, in the aggregate, have EBITDA in the immediately preceding fiscal year in an amount in excess of 25% of the Consolidated EBITDA of the Company and its Restricted

Subsidiaries for such preceding fiscal year, determined on a PRO FORMA basis as if (A) any dispositions (or deemed dispositions pursuant to any Permitted Restricted Subsidiary Conversion) consummated during such preceding fiscal year had been consummated on the first day of such preceding fiscal year and (B) any acquisitions consummated after the beginning of such preceding fiscal year but prior to the date of any proposed Asset Sale pursuant to this Section 7.02(c) had been consummated on the first day of such preceding fiscal year; and (iv) to the extent such sale, transfer or disposition constitutes a sale, transfer or disposition of less than 100% of the capital stock of any Restricted Subsidiary of the Company, after giving effect to such sale, transfer or disposition, the Company shall own at least a majority of the capital stock of such Restricted Subsidiary;

     (d) Asset Sales constituting the disposition of the capital stock owned by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries;

     (e) any Restricted Subsidiary may be merged or consolidated with or into, or be liquidated into, the Company or any other Restricted Subsidiary of the Company, or all or any part of its business, properties and assets may be conveyed, leased, sold or otherwise transferred to the Company or any other Restricted Subsidiary, PROVIDED that (v) in any such merger or consolidation involving the Company, the Company shall be the surviving corporation, (w) no Default or Event of Default exists or would exist after giving effect thereto,
(x) no Excluded Foreign Restricted Subsidiary or Excluded Domestic Restricted Subsidiary may be the surviving corporation of any such merger or consolidation (other than, in the case of an Excluded Foreign Restricted Subsidiary, a merger or consolidation with another Excluded Foreign Restricted Subsidiary and other than, in the case of an Excluded Domestic Restricted Subsidiary, a merger or consolidation with another Excluded Domestic Restricted Subsidiary), (y) no businesses, properties or assets may be transferred to Excluded Foreign Restricted Subsidiaries if after giving effect to such transfer the Net Investments in Excluded Foreign Restricted Subsidiaries would exceed $30,000,000 and (z) to the extent any business, properties or assets are transferred to Excluded Domestic Restricted Subsidiaries in connection with any such merger or consolidation the Company shall have determined, with respect to such transaction, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement;

     (f) the Company and/or its Restricted Subsidiaries may lease real or personal property (so long as such lease does not create Capitalized Lease Obligations except as otherwise permitted by Section 7.04);

     (g) so long as no Default or Event of Default exists or would result therefrom, the Company and its Restricted Subsidiaries may acquire assets, the capital stock of, or other ownership interests in, any Person (any such acquisition permitted by this clause (g), a "Permitted Acquisition"); PROVIDED that (A) after giving effect to any such acquisition, the Company and its Restricted Subsidiaries shall be in compliance with Section 7.01 hereof; (B) the Company shall have determined, with respect to such acquisition, that, on a PRO Forma Basis, the Company and its Restricted Subsidiaries would have been in compliance with Sections 7.09, 7.10 and 7.11 of this Agreement; and (C) to the extent that such acquisition is of the capital stock of or other ownership interest in another Person (such Person, the "Acquired Entity"), (I) such acquisition must be of at least a majority of such capital stock or of such ownership interests, such Person shall constitute a Restricted Subsidiary and all of the applicable provisions of Section 7.14 shall have been complied with in respect of such Restricted Subsidiary and (II) the Board of Directors or other governing body of the Acquired Entity shall not have indicated, either publicly or privately to the Company or any of its Restricted Subsidiaries, its opposition to the consummation by the Company or such Subsidiary of such acquisition;

     (h) the Company and its Restricted Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

     (i) Capital Expenditures by the Company and/or its Restricted Subsidiaries made in the ordinary course of business; and

     (j) the Company and its Restricted Subsidiaries may sell assets (and may effect Permitted Restricted Subsidiary Conversions) other than in the ordinary course of business, so long as (x) each such asset is sold (or deemed sold pursuant to any Permitted Restricted Subsidiary Conversion) at fair market value, as determined in good faith by management of the Company; (y) each such sale (or deemed sale pursuant to any Permitted Restricted Subsidiary Conversion) results in consideration in the form of cash, promissory notes issued by the respective purchaser and/or other assets, PROVIDED that, to the extent any such other assets are received by the Company and/or its Restricted Subsidiaries in connection with any such asset sale, (I) the market value of such other assets, when added to the aggregate amount of other consideration received in connection with such asset sale, shall equal or exceed the market value of the assets so sold and (II) such assets are permitted to be acquired by the Company or any of its Restricted Subsidiaries pursuant to Section 7.02(g) at the time of consummation of such asset sale (both before and after giving effect to such asset sale); and (z) the aggregate value of all assets so sold (or deemed sold pursuant to any Permitted Restricted Subsidiary Conversion) by the Company and its Restricted Subsidiaries in any fiscal year shall not exceed $25,000,000.

     7.03 LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or its Restricted Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Company or any of its Restricted Subsidiaries) or assign any right to receive income, except:

     (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

     (b) Liens in respect of property or assets of the Company or any of its Restricted Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or its Restricted Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

     (c) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Annex IV, without giving effect to any extensions or renewal thereof ("Permitted Liens");

     (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.08;

     (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

     (f) leases or subleases granted to third Persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

     (g) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (h) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

     (i) purchase money Liens securing payables arising from the purchase by the Company or any of its Restricted Subsidiaries of any equipment or goods in the normal course of business, PROVIDED that such payables shall not constitute Indebtedness;

     (j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

     (k) Liens created pursuant to Capital Leases permitted pursuant to Section 7.04(c);

     (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

     (m) Liens on assets acquired (or owned by a Restricted Subsidiary acquired) after the Effective Date securing Indebtedness permitted under Section 7.04(g), PROVIDED that at the time of such acquisition the value of the assets subject to such Liens does not exceed 10% of the total value of the assets so acquired, or of the assets of the Restricted Subsidiary so acquired, as the case may be;

     (n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

     (o) Liens created under this Agreement and/or the other Credit Documents;

     (p) Liens created under the Existing Credit Agreements and the other Existing Facility Documents; and

     (q) Liens not otherwise permitted hereunder which secure Indebtedness, Contingent Obligations or other obligations (in each case permitted hereunder) not exceeding (as to the Company and its Restricted Subsidiaries) $20,000,000 in the aggregate at any time outstanding.

     7.04 INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

     (b) Indebtedness incurred pursuant to the Existing Credit Agreements and the other Existing Facility Documents;

     (c) Capitalized Lease Obligations of the Company and its Restricted Subsidiaries; PROVIDED that the aggregate Capitalized Lease Obligations under all Capital Leases outstanding at any one time shall not exceed $50,000,000;

     (d) Existing Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Effective Date and listed on Part A of Annex V hereto ("Existing Debt"), without giving effect to any subsequent extension, renewal or refinancing thereof except pursuant to Section 7.04(i);

     (e) Indebtedness to the extent permitted pursuant to Section 7.05(c);

     (f) Indebtedness evidenced by the Subordinated Exchange Debentures after the issuance thereof in an aggregate principal amount not to exceed $500,000,000 at any time outstanding;

     (g) Indebtedness of a Restricted Subsidiary acquired after the Effective Date (or Indebtedness assumed at the time of an acquisition of an asset securing such Indebtedness),

PROVIDED that (i) such Indebtedness was not incurred in connection with or in anticipation of such acquisition and (ii) at the time of such acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Restricted Subsidiary so acquired, or of the asset so acquired, as the case may be;

     (h) additional Indebtedness of the Company and its Restricted Subsidiaries not otherwise permitted hereunder; PROVIDED that (A) in no event shall the final maturity of such Indebtedness occur prior to the ECA Maturity Date, (B) in no event shall such Indebtedness have a shorter average life than the Loans under and as defined in the Existing Credit Agreements, (C) in no event shall such Indebtedness contain terms and conditions (including, without limitation, with respect to the obligor and guarantors, if any, in respect of such Indebtedness, prepayment and redemption provisions, covenants, defaults, security, remedies and, if applicable, subordination provisions) materially less favorable to the Company and its Restricted Subsidiaries or to the Banks than the terms and conditions of (I) in the case of Indebtedness issued to the public or in accordance with Rule 144A or similar rule under the Securities Act of 1933, as amended, the Senior Notes, (II) in the case of other senior Indebtedness, this Agreement and the other Credit Documents, and (III) in the case of other Indebtedness, similar Indebtedness of the Company then outstanding or if no similar Indebtedness of the Company is then outstanding, the Senior Notes (in each case excluding the impact of market conditions on the interest rate and other economic terms) and (D) the Company shall have determined, with respect to the incurrence of such Indebtedness, that the Company and its Restricted Subsidiaries would have been in compliance, on PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement (any Indebtedness issued pursuant to this Section 7.04(h), "Additional Indebtedness"), PROVIDED FURTHER that, the aggregate principal amount of any such Additional Indebtedness incurred directly by the Subsidiary Guarantors (taken as a whole), when added to the aggregate principal amount of Indebtedness incurred directly by the Subsidiary Guarantors (taken as a whole) pursuant to Section 7.04(j), shall not exceed $300,000,000 at any time outstanding;

     (i) Indebtedness of the Company and its Restricted Subsidiaries constituting Permitted Refinancing Debt; and

     (j) additional Indebtedness of the Company and its Restricted Subsidiaries (including, but not limited to, Non-Facility Letter of Credit Outstandings) not exceeding in an aggregate principal amount at any one time outstanding an amount equal to $150,000,000, PROVIDED that the aggregate principal amount of such Indebtedness incurred directly by the Subsidiary Guarantors (taken as a whole), when added to the aggregate principal amount of Additional Indebtedness incurred directly by the Subsidiary Guarantors (taken as a whole) pursuant to Section 7.04(h), shall not exceed $300,000,000 at any time outstanding.

     7.05 ADVANCES, INVESTMENTS AND LOANS. The Company will not, and will not permit any of its Restricted Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

     (a) the Company and its Restricted Subsidiaries may invest in cash and Cash Equivalents;

     (b) the Company or any of its Restricted Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Company or such Restricted Subsidiary, as the case may be;

     (c) the Company may make intercompany loans and advances to any Restricted Subsidiary, and any Restricted Subsidiary may make intercompany loans and advances to any other Restricted Subsidiary or the Company (collectively, "Intercompany Loans"), PROVIDED that (i) no Intercompany Loan may be made to an Excluded Foreign Restricted Subsidiary at any time if after giving effect to such Intercompany Loan the Net Investments in Excluded Foreign Restricted Subsidiaries would exceed $30,000,000, and (ii) no such Intercompany Loan may be made by the Company or a Wholly-Owned Restricted Subsidiary to an Excluded Domestic Restricted Subsidiary;

     (d) so long as no Default or Event of Default exists or would result therefrom, the Company and its Restricted Subsidiaries may make loans and advances of cash to, or cash capital contributions in, any Unrestricted Subsidiary of the Company; PROVIDED that (i) the sum of (A) the aggregate amount of capital contributions made in, plus the aggregate principal amount of loans or advances outstanding at any one time made to, Unrestricted Subsidiaries after the ECA Effective Date pursuant to this clause (d) (such amount, the "Unrestricted Subsidiary Investment Amount") plus (B) the Aggregate Conversion Amount at such time, shall not exceed the Unrestricted Subsidiary Investment Limit then in effect, and (ii) the Unrestricted Subsidiary receiving cash proceeds from such loan, advance or contribution shall utilize the entire amount of cash so received to effectuate an acquisition of assets or capital stock of a Person not an affiliate of the Company and its Subsidiaries (other than pursuant to a Permitted Restricted Subsidiary Conversion or a Permitted Restricted Asset
Sale) or to develop the Business and to finance the working capital needs of such Unrestricted Subsidiary;

     (e) the Company and its Restricted Subsidiaries shall be permitted to (i) make Permitted Acquisitions, (ii) engage in any transaction to the extent permitted by Section 7.02(e) and (iii) acquire and hold promissory notes issued by the purchasers of assets sold in accordance with Section 7.02(c) or 7.02(j);

     (f) the Company and any of its Restricted Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (g) the Company or any Subsidiary Guarantor may acquire capital stock or other equity securities (or warrants, rights or options with respect thereto) issued by any other Restricted Subsidiary;

     (h) Interest Rate Protection Agreements permitted by Section 7.06(d) shall be permitted;

     (i) investments by the Company or Restricted Subsidiaries in (x) Subsidiary Guarantors, PROVIDED that if the Subsidiary Guarantor in which such investment is made is a newly-formed Subsidiary or a Partially-Owned Restricted Subsidiary newly designated as a Subsidiary Guarantor pursuant to Section 7.14(b)(x), all of the applicable provisions of Section 7.14 shall have been satisfied with respect to such Restricted Subsidiary, (y) Excluded Domestic Restricted Subsidiaries, PROVIDED that, the Company shall have determined, in connection with any such investment, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement and (z) in Excluded Foreign Restricted Subsidiaries, PROVIDED that no investment in an Excluded Foreign Restricted Subsidiary may be made at any time if after giving effect to such investment the Net Investments in Excluded Foreign Restricted Subsidiaries would exceed $30,000,000;

     (j) the Company and its Restricted Subsidiaries may make loans and advances to officers, employees and agents in the ordinary course of business (i) constituting travel advances or (ii) otherwise equal in the aggregate for the Company and its Restricted Subsidiaries, in the case of all loans and advances pursuant to this clause (ii), to no more than $10,000,000 at any one time outstanding less the principal amount of all Contingent Obligations then outstanding pursuant to Section 7.06(h);

     (k) the Company may acquire obligations of, or make loans or advances to, one or more management investors in connection with such management investors' acquisition of shares of capital stock of the Company, PROVIDED that (x) the aggregate amount of cash actually advanced to all such management investors by the Company and its Restricted Subsidiaries shall not exceed $10,000,000 at any time, and (y) the aggregate principal amount of all such obligations, loans and advances shall not exceed $25,000,000 at any one time outstanding; and

     (l) advances, investments and loans not otherwise permitted hereunder with an aggregate cost or principal amount, as the case may be, not to exceed $25,000,000 at any time outstanding.

     7.06 CONTINGENT OBLIGATIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Contingent Obligations, except:

     (a) any Subsidiary Guarantor may become liable as guarantor with respect to any Indebtedness, obligation or liability of the Company or any other Subsidiary Guarantor to the extent that such Indebtedness, obligation or liability is otherwise permitted by this Agreement, PROVIDED that a Subsidiary Guarantor (x) may not guaranty any Subordinated Exchange Debentures and (y) may only guaranty Permitted Refinancing Debt if and to the extent either (A) it guarantied the indebtedness refinanced thereby or (B) such Subsidiary Guarantor would have guarantied the indebtedness refinanced thereby if it had been a Subsidiary of the Company while such indebtedness was outstanding;

     (b) Contingent Obligations pursuant to the Subsidiary Guaranty;

     (c) Contingent Obligations pursuant to the Existing Facility Documents;

     (d) Contingent Obligations under Interest Rate Protection Agreements with respect to the Loans, loans incurred under the Additional Credit Agreement or any other floating rate Indebtedness of the Company and its Restricted Subsidiaries otherwise permitted by this Agreement;

     (e) Contingent Obligations pursuant to the Contribution Agreement;

     (f) Contingent Obligations of the Company outstanding on the Effective Date and listed on Part B of Annex V hereto ("Existing Contingent Obligations"), without giving effect to any subsequent extension, renewal or refinancing thereof;

     (g) the Company may become liable as guarantor with respect to any Indebtedness, obligation or liability of any Subsidiary Guarantor to the extent that such Indebtedness, obligation or liability is otherwise permitted by this Agreement;

     (h) the Company and its Restricted Subsidiaries may guaranty in the ordinary course of business loans and advances to officers, employees and agents so long as the aggregate principal amount of the loans and advances so guaranteed does not exceed $10,000,000 less the principal amount of all loans and advances outstanding pursuant to Section 7.05(j); and

     (i) additional Contingent Obligations (including, without limitation, Contingent Obligations consisting of Non-Facility Letters of Credit and reimbursement obligations with respect thereto) not otherwise permitted hereunder not exceeding (for the Company and all of its Restricted Subsidiaries) in aggregate principal amount at any time outstanding an amount equal to the lesser of (x) $30,000,000 and (y) when added to the aggregate principal amount of Indebtedness outstanding under Section 7.04(j) at such time, $150,000,000.

     7.07 DIVIDENDS, ETC. The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Company will not permit any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

     (a) the Company may pay regularly accruing dividends on each issuance of Preferred Stock through the issuance of additional shares of such Preferred Stock, PROVIDED that the Company may pay such regularly accruing dividends on its Preferred Stock in cash so long as no Default or Event of Default exists at such time or would result therefrom;

     (b) any Subsidiary of the Company may pay Dividends to the Company or to any Wholly-Owned Restricted Subsidiary of the Company;

     (c) any Partially-Owned Restricted Subsidiary may pay cash Dividends to its stockholders, PROVIDED that the Company and its Restricted Subsidiaries must receive at least their proportionate share of any Dividends paid by such Subsidiary;

     (d) so long as no Default or Event of Default exists at such time or would result therefrom (x) the Company may issue its Subordinated Exchange Debentures in exchange for its Senior Preferred Stock in accordance with the terms thereof,
(y) the Company may issue its Subordinated Exchange Debentures in exchange for its Series B Preferred Stock in accordance with the terms thereof and (z) the Company may issue its Subordinated Exchange Debentures in exchange for its Series C Preferred Stock in accordance with the terms thereof, PROVIDED that in each such case, the Company shall have determined, with respect to such issuance, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement;

     (e) the Company may exchange shares of its common stock in replacement for shares of outstanding Preferred Stock;

     (f) the Company may issue Permitted Replacement Preferred Stock so long as either (x) such stock is issued in exchange for or (y) all of the proceeds from such issuance are used to redeem or repurchase, shares of outstanding Preferred Stock;

     (g) the Company may redeem or repurchase shares of its common stock from management investors; PROVIDED that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares and equity interests so redeemed or repurchased does not exceed the sum of (i) $5,000,000 in any fiscal year or $15,000,000 in the aggregate after the Effective Date and (ii) the amount of cash proceeds received by the Company in respect of the issuance of common equity to management investors on or after the Effective Date;

     (h) the Company and its Subsidiaries may enter into transactions permitted under Section 7.05(g);

     (i) the Company and its Restricted Subsidiaries may acquire the capital stock of Unrestricted Subsidiaries in accordance with the provisions of this Agreement;

     (j) so long as no Default or Event of Default exists at such time or would result therefrom, the Company may redeem or repurchase shares of its Preferred Stock at a price equal to the liquidation preference thereof plus accrued but unpaid dividends thereon and any applicable premium with respect thereto in exchange for, or with the proceeds of, Additional Preferred Stock and/or Indebtedness incurred under Sections 7.04(h) and/or 7.04(j) (it being understood and agreed that such redemption and/or repurchase need not occur contemporaneously with the issuance of such Additional Preferred Stock or Indebtedness);

     (k) so long as no Default or Event of Default exists at such time or would result therefrom, the Company may declare and pay cash Dividends to the holders of its common stock (including, without limitation, repurchases of shares of its common stock), PROVIDED that (x) the aggregate amount of cash Dividends paid pursuant to this clause (k) during any fiscal year of the Company does not exceed $25,000,000 and (y) the Company shall have determined, in connection with such Dividend, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement; and

     (l) the Company may pay additional cash Dividends to the holders of its common stock so long as (x) no Default or Event of Default exists at such time or would result therefrom, (y) the Leverage Ratio at such time is less than 4.00:1.00 and (z) the Company shall have determined, in connection with such Dividend, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement.

     7.08 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate (other than the Company or any Restricted Subsidiary) other than on terms and conditions substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED that (i) the Company may pay management and transaction fees to KKR or its affiliates which have been disclosed in writing to the Banks prior to the Effective Date; (ii) the payment of transaction fees to KKR for the rendering of financial advice and services in connection with acquisitions, dispositions and financings by the Company and its Restricted Subsidiaries in amounts which are in accordance with past practices shall be permitted; (iii) loans and advances to officers, employees and agents in the ordinary course of business shall be permitted; (iv) customary fees may be paid to non-officer directors of the Company and/or its Restricted Subsidiaries; (v) the loans, advances and contributions made (or deemed made) in Unrestricted Subsidiaries in compliance with Section 7.05(d) shall be permitted; and (vi) transactions specifically permitted by the provisions of this Agreement to occur between the Company, its Restricted Subsidiaries and their respective Affiliates shall be permitted to the extent so otherwise specifically permitted.

     7.09 FIXED CHARGE COVERAGE RATIO. The Company will not permit the ratio of
(i) Consolidated EBITDA of the Company and its Restricted Subsidiaries to (ii) Consolidated Fixed Charges of the Company and its Restricted Subsidiaries, for any Test Period, to be less than 1.05 to 1.0.

     7.10 INTEREST COVERAGE RATIO. The Company will not permit the ratio of (i) Consolidated EBITDA of the Company and its Restricted Subsidiaries to (ii) Consolidated

Interest Expense of the Company and its Restricted Subsidiaries for any Test Period to be less than 1.80:1.00.

     7.11 LEVERAGE RATIO. The Company will not permit the ratio (the "Leverage Ratio") of (i) Consolidated Debt of the Company and its Restricted Subsidiaries at any date of determination thereof to (ii) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period then last ended, to exceed, at any time, 6.00:1.00.

     7.12 ISSUANCE OF STOCK. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its or such Restricted Subsidiary's preferred or preference stock or other redeemable equity securities (or warrants, rights or options to acquire shares of any of the foregoing) except:

     (a) in the case of shares of capital stock of the Company and its Restricted Subsidiaries, to the extent permitted by Section 7.02, 7.03, 7.05,
7.07 or 7.13(b);

     (b) issuances by Restricted Subsidiaries to the Company or to Wholly-Owned Restricted Subsidiaries; and

     (c) issuances by the Company of additional preferred stock not otherwise permitted hereunder; PROVIDED that (A) in no event shall such preferred stock contain any provision requiring mandatory redemption or permitting any put with respect to all or any portion of such stock prior to the ECA Maturity Date, (B) in no event shall such preferred stock contain terms and conditions (including, without limitation, pay-in-kind features, liquidation preferences, voting rights and exchange rights) materially less favorable to the Company and its Restricted Subsidiaries or to the Banks than the terms and conditions of the Existing Preferred Stock (excluding the impact of market conditions on the dividend rate and other economic terms) and (C) the Company shall have determined, in connection with such issuance, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement, PROVIDED that, for purposes of the calculation of compliance with Section 7.09, the ratio set forth in Section 7.09 shall be deemed to equal 1.25 to 1.0 (any Preferred Stock issued pursuant to this Section 7.12(c), "Additional Preferred Stock").

     7.13 MODIFICATIONS OF CERTAIN AGREEMENTS, ETC. The Company will not, and will not permit any of its Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Senior Notes, the Existing Facility Documents, the Preferred Stock, the Subordinated Exchange Debentures, any Additional Indebtedness, any Permitted Refinancing Debt or any agreement related to any of the foregoing other than pursuant to a Permitted Amendment and/or (b) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Subordinated Exchange Debentures, or any Permitted Refinancing Debt (to the extent issued to refinance Subordinated Exchange Debentures), PROVIDED that the Subordinated Exchange Debentures and any Permitted Refinancing Debt previously issued to refinance same may be (i) refinanced with (A) Additional Indebtedness (to the extent that such Additional Indebtedness would have qualified as Permitted Refinancing Debt in respect thereof if it had been issued contemporaneously with such refinancing) and/or Permitted Refinancing Debt or (B) the proceeds from a common equity issuance by the Company or an issuance by the Company of Additional Preferred Stock, in each case, after the Effective Date or (ii) exchanged for Additional Preferred Stock or non-redeemable common equity of the Company (it being understood and agreed that any refinancing of such Indebtedness need not occur contemporaneously with the issuance of such Additional Indebtedness, Additional Preferred Stock and/or common equity). In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, agree to modify, supplement, amend, rescind or otherwise alter the terms, conditions or provisions of its Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or its By-Laws in any material respect, other than such modifications, supplements or amendments that would not materially adversely affect the interests of the Banks under this Agreement or the other Credit Documents.

     7.14 LIMITATION ON THE CREATION OF SUBSIDIARIES; REDESIGNATION OF PARTIALLY-OWNED RESTRICTED SUBSIDIARIES. (a) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not, and shall not permit any Subsidiary to, establish, create or acquire after the Effective Date any Subsidiary unless (w) such Subsidiary is an Unrestricted Subsidiary; (x) such Subsidiary is an Excluded Foreign Restricted Subsidiary; (y) such Subsidiary is a Partially-Owned Restricted Subsidiary and at the time of creation or acquisition thereof, the Company shall have made a Non-Guarantor Designation with respect to such Partially-Owned Restricted Subsidiary in accordance with the terms hereof or (z) such Subsidiary is a Restricted Subsidiary (other than a Restricted Subsidiary of the type described in clauses
(x) or (y) above) and each such new Restricted Subsidiary becomes a party to the Subsidiary Guaranty by executing a Subsidiary Assumption Agreement in the form of Exhibit G hereto.

     (b) At any time and from time to time, (x) the Company may redesignate any Excluded Domestic Restricted Subsidiary as a Subsidiary Guarantor by giving notice thereof to the Administrative Agent and by causing such Subsidiary to become a party to the Subsidiary Guaranty by executing a Subsidiary Assumption Agreement in the form of Exhibit G hereto, and (y) the Company may redesignate any Subsidiary Guarantor which is a Partially-Owned Restricted Subsidiary as an Excluded Domestic Restricted Subsidiary by making a Non-Guarantor Designation with respect to such Subsidiary in accordance with the terms hereof.

     (c) At the time of the creation of any Subsidiary described in clause (z) of Section 7.14(a) and at the time of any redesignation pursuant to clause (x) of Section 7.14(b), each such new Subsidiary Guarantor shall execute and deliver, or cause to be executed and delivered, in each case to the extent not previously executed and delivered, all other relevant documentation of the type described in Section 4 as such new Subsidiary Guarantor would have had to deliver if such new Restricted Subsidiary had been a Restricted Subsidiary and a Subsidiary Guarantor on the Effective Date.

     (d) Notwithstanding anything to the contrary contained in this Section 7.14 or elsewhere in this Agreement, in no event shall any Subsidiary of the Company guaranty any

Indebtedness of the Company or any Wholly-Owned Subsidiary unless such Subsidiary is a party to the Subsidiary Guaranty; PROVIDED that, to the extent not prohibited by Section 7.04 hereof, (x) Excluded Foreign Restricted Subsidiaries may guaranty Indebtedness of other Excluded Foreign Restricted Subsidiaries and (y) Unrestricted Subsidiaries may guaranty Indebtedness of other Unrestricted Subsidiaries.

     7.15 LIMITATION ON PAYMENTS UNDER THE NON-COMPETE NOTES. The Company will not, and will not permit any of its Subsidiaries to, make any payment representing the principal of, or interest on, any Non-Compete Note at any time when any Default or Event of Default exists or would exist immediately after giving effect to such payment.

     SECTION 8. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     8.01 PAYMENTS. (a) The Company shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document or
(b) any Subsidiary Guarantor shall default in the payment when due of any amount in respect of any payment of the type described in clause (a)(ii) above pursuant to the Subsidiary Guaranty, and such default shall continue for five or more days; or

     8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by the Company or any Subsidiary Guarantor herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     8.03 COVENANTS. The Company shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.08 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

     8.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any of its Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness or Contingent Obligation (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness or Contingent Obligation to become due prior to its stated maturity; or (b) any Indebtedness or Contingent Obligation (other than the Obligations) of the Company or any of its Restricted Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, PROVIDED that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 8.04 unless the principal amount of any one issue of such Indebtedness or Contingent Obligation exceeds $7,500,000 or the aggregate amount of all such Indebtedness and Contingent Obligations referred to in clauses (a) and (b) above exceeds $15,000,000 at any one time; or

     8.05 BANKRUPTCY, ETC. The Company or any of its Restricted Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Restricted Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or the Company or any of its Restricted Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Restricted Subsidiaries; or there is commenced against the Company or any of its Restricted Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Company or any of its Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Restricted Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Restricted Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Restricted Subsidiaries for the purpose of effecting any of the foregoing; or

     8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA; any Plan shall have an Unfunded Current Liability; or the Company, any Restricted Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code; or the Company or any Restricted Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability, on the part of the Company, any of its Restricted Subsidiaries or any ERISA Affiliate, which lien, security interest or liability will have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole; or

     8.07 SUBSIDIARY GUARANTY. (a) The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor thereunder or any Person acting on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under such Subsidiary Guaranty or (b) except as otherwise provided in Section 8.01(b), any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty, PROVIDED that in the case of Section 13 of the Subsidiary Guaranty, if the default constitutes a failure to perform or comply with any provision, covenant or agreement contained in Section 6 (other than Section 6.08) of this Agreement, such default shall continue unremedied for a period of at least 30 days after notice to the defaulting Subsidiary Guarantor by the Administrative Agent or the Required Banks; or

     8.08 JUDGMENTS. One or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving a liability of $8,000,000 or more in the case of any one such judgment or decree or $20,000,000 or more in the aggregate for all such judgments and decrees for the Company and its Restricted Subsidiaries (not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

     8.09 OWNERSHIP. A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Company, except as otherwise specifically provided for in this Agreement (PROVIDED that if an Event of Default specified in Section 8.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment (or the unutilized portion thereof) terminated, whereupon the Revolving Loan Commitment of each Bank (or the unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     SECTION 9.. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "Additional Indebtedness" shall have the meaning provided in Section
7.04(h).

     "Additional Preferred Stock" shall have the meaning provided in Section 7.12(c).

     "Adjusted Total Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

     "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.10.

     "Affected Period" shall mean, with respect to each Affected Transaction, the period commencing on the date occurring twelve months prior to the last day of the then most recently ended fiscal quarter of the Company and ending on the date such Affected Transaction is consummated.

     "Affected Transaction" shall mean and include each of the following: (i) any transfer of assets to an Excluded Domestic Restricted Subsidiary in connection with a transaction permitted pursuant to Section 7.02(e), (ii) any Permitted Acquisition, (iii) any incurrence of Additional Indebtedness, (iv) any investment in an Excluded Domestic Restricted Subsidiary pursuant to Section 7.05(d), (v) any issuance of Subordinated Exchange Debentures, (vi) the payment of any Dividend as permitted by Section 7.07(k) or (l), (vii) any issuance of Additional Preferred Stock, (viii) any Permitted Restricted Subsidiary Conversion or Non-Guarantor Designation and (ix) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of "Restricted Subsidiaries."

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Conversion Amount" shall mean, at any time, the sum of the Conversion Value Amount with respect to each Permitted Restricted Subsidiary Conversion consummated after the ECA Effective Date but on or prior to the date of determination thereof.

     "Aggregate Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the aggregate outstanding principal amount of all Revolving Loans made by such Bank.

     "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

     "Amended and Restated Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of May 24, 1996 and amended and restated as of March 11, 1999, among the Company, Canadian Sailings Inc., a Canada corporation, various lending institutions, The Bank of Nova Scotia, as the Canadian lender, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, as amended, modified, supplemented or extended from time to time in accordance with the terms thereof.

     "Applicable Commitment Fee Percentage" shall mean 0.375%.

     "Applicable Margin" shall mean, at any time, (a) with respect to Base Rate Loans, 0.75% and (b) with respect to Eurodollar Loans, 1.75%.

     "Appraisal Firm" shall mean an independent appraisal firm (which may be an investment banking firm of national recognition) selected by, and at the expense of, the Company and reasonably satisfactory to the Administrative Agent.

     "Asset Sale" shall mean any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any Restricted Subsidiary of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding any sale, transfer or other disposition by the Company of its capital stock) of the Company or such Restricted Subsidiary, including, without limitation, a Permitted Restricted Asset Sale and any sale, transfer or other disposition deemed made pursuant to a Permitted Restricted Subsidiary Conversion (other than (x) any sale, transfer or disposition of Cash Equivalents and (y) any sale, transfer or disposition permitted by Section 7.02(a), (e) or (h).

     "Authorized Officer" shall mean any officer of the Company designated as such in writing to the Administrative Agent by the Company, in each case to the extent reasonably acceptable to the Administrative Agent.

     "Bank" shall have the meaning provided in the first paragraph of this Agreement.

     "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified the Administrative Agent and/or the Company that it does not intend to comply with the obligations under Section 1.01(a) or 1.01(b), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

     "Bankruptcy Code" shall have the meaning provided in Section 8.05.

     "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate as in effect from time to time.

     "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

     "Borrowing" shall mean a borrowing of Loans from all Banks on a given date (or resulting from conversions on a given date), in each case, as required by the provisions of this Agreement, being of a single Type of Loans and having, in the case of Eurodollar Loans, the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

     "Business" shall mean and include the communications, information, education, publishing and/or media businesses.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "Capital Expenditures" shall mean, for any period, any expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by any Person during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the balance sheet of such Person.

     "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Restricted Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank, (y) any commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating from Standard & Poor's Ratings Group ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change of Control Event" shall mean (a) any "Change of Control" or similar term as defined in the indentures governing the terms of the Senior Notes as in effect on the Effective Date or in any agreement governing any Indebtedness incurred pursuant to Section 7.04(f), (h), (i) or (j), (b) KKR or one or more Affiliates of KKR shall cease to own (directly or indirectly) at least 25% on a fully diluted basis of the economic and voting interest in the Company's common stock or (c) any Person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 , as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more of the voting common stock of the Company than that owned (directly or indirectly) by KKR and its Affiliates.

     "Chase" shall mean The Chase Manhattan Bank or any successor thereto by merger.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

     "Commitment Fee" shall have the meaning provided in Section 2.01(a).

     "Company" shall have the meaning provided in the first paragraph of this Agreement.

     "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all Capital Expenditures by the Company and its Restricted Subsidiaries at such time determined on a consolidated basis.

     "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash and Cash Equivalents, and deferred income taxes to the extent included in current assets) of the Company and its Restricted Subsidiaries at such time determined on a consolidated basis.

     "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Company and its Restricted Subsidiaries determined on a consolidated basis, but excluding (i) all short-term Indebtedness for borrowed money, (ii) the current portion of any long-term Indebtedness of the Company or its Restricted Subsidiaries, (iii) deferred income taxes, (iv) liabilities arising from cash overdrafts, and (v) liabilities arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such liabilities are extinguished within three Business Days of their incurrence; in each case to the extent included in current liabilities.

     "Consolidated Debt" shall mean all Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis, other than Indebtedness owing by the Company to any of its Restricted Subsidiaries or by any of the Company's Restricted Subsidiaries to the Company or any other Restricted Subsidiary of the Company, PROVIDED that, for purposes of this definition, (x) only the principal amount of Indebtedness outstanding under the Non-Compete Notes issued as of the date of determination (net of the amount of any reduction to the amounts owed under such Non-Compete Notes made in accordance with the terms of the Non-Competition Agreement referred to in the definition of Non-Compete Notes) shall be included and (y) Indebtedness of any Partially-Owned Restricted Subsidiary shall be included in Consolidated Debt in an aggregate amount equal to the percentage equity ownership of the Company in such Partially-Owned Restricted Subsidiary multiplied by the aggregate Indebtedness of such Partially-Owned Restricted Subsidiary.

     "Consolidated EBITDA" shall mean, for any period, (A) the sum (without duplication) of the amounts for such period of (i) the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period, PROVIDED that, except as provided in clauses (I) through (III) below, there shall be excluded from Consolidated EBITDA (x) the net income (or loss) of all Unrestricted Subsidiaries and all Partially-Owned Restricted Subsidiaries for such period and (y) all cash or other payments received during such period by the Company and its Restricted Subsidiaries from any Unrestricted Subsidiaries from dividends or distributions (including tax sharing payments), in each case to the extent otherwise included,
(ii) provisions for taxes based on income, (iii) Consolidated Interest Expense,
(iv) amortization or write-off of deferred financing costs, (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, (vi) non-cash amounts charged as compensation for "phantom stock" arrangements, (vii) all non-cash interest expense not included in the foregoing clause (vi), (viii) depreciation expense and (ix) amortization expense, in the case of each of clauses (ii) through (ix) above to the extent deducted in determining net income (or loss) pursuant to clause (i) above for such period, LESS (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, in each case, to the extent included in determining net income (or loss) pursuant to clause (A)(i) above for such period, all as determined on a consolidated basis; PROVIDED, HOWEVER, that (I) for purposes of Section 7.11,
(1) there shall be included in determining Consolidated EBITDA for any period
(x) the net income (or loss) of any person, business, property or asset (other than an Unrestricted Subsidiary) acquired and not subsequently sold or otherwise disposed of (but not including the net income (or loss) of any related person, business, property or assets to the extent not so acquired) by the Company or one of its Restricted Subsidiaries during such period (each such person, business, property or asset acquired and not subsequently disposed of, an "Acquired Entity or Business"), and the net income (or loss) of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a "Converted Restricted

Subsidiary"), in each case based on the actual net income (or loss) of such Acquired Entity or Business or Converted Restricted Subsidiary for the entire period (including the portion thereof occurring prior to such acquisition or conversion) and (y) an increase in respect of each Acquired Entity or Business acquired during such period equal to the cost adjustment amount applicable to the relevant period determined by the Company to represent the savings secured by the Company in connection with its reduction of salary and other employment expenses and lease and other contractual expenses with respect to such Acquired Entity or Business and (2) there shall be excluded in determining Consolidated EBITDA for any period the net income (or loss) of any person, business, property or asset (other than an Unrestricted Subsidiary) sold or disposed of by the Company or one of its Restricted Subsidiaries during such period (each such person, business, property or asset so sold or disposed of, a "Sold Entity or Business"), and the net income (or loss) of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a "Converted Unrestricted Subsidiary"), in each case based on the actual net income (or loss) of such Sold Entity or Business or Converted Unrestricted Subsidiary for the entire period (including the portion thereof occurring prior to such sale, disposition or conversion), (II) for purposes of this definition, subject to clause (III) below, there shall be included or excluded any of the items described in the above clauses (A) and (B) attributable to a Partially-Owned Restricted Subsidiary, but only to the extent of the equity percentage ownership of the Company in such Partially-Owned Restricted Subsidiary and (III) in the event the aggregate portion of Consolidated EBITDA for any period attributable to Partially-Owned Restricted Subsidiaries (the "Limited EBITDA Component") exceeds an amount equal to 15% of the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for such period, the Limited EBITDA Component (and accordingly Consolidated EBITDA), in each case, for such period, shall be reduced such that the Limited EBITDA Component for such period equals 15% of the aggregate amount of such Consolidated EBITDA for such period.

     "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Interest Expense, plus consolidated cash Dividend expense payable in respect of all Preferred Stock and common stock of the Company, (ii) provisions for taxes based on income other than (x) changes in deferred taxes, (y) taxes on gains resulting from sales of assets (other than sales in the ordinary course of business) and
(z) taxes on gains on extraordinary items, (iii) Consolidated Capital Expenditures paid in cash, (iv) scheduled payments on Indebtedness for borrowed money (including the term loans outstanding under the Existing Credit Agreements but excluding the revolving loans outstanding under the Existing Credit Agreements) and on the Non-Compete Notes (other than, in the case of any payments referred to in this clause (iv), any interest payments to the extent included in Consolidated Interest Expense), and (v) the Net Maximum Exposure Reduction, if positive, for such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries; PROVIDED that for purposes of this definition, fixed charges of the type referred to in clauses
(i)-(v) above of any Partially-Owned Restricted Subsidiary shall be included in Consolidated Fixed Charges in an aggregate amount equal to the percentage equity ownership of the Company in such Partially-Owned Restricted Subsidiary multiplied by the fixed charges of the type referred to above of such Partially-Owned Restricted Subsidiary for the respective period.

     "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP but excluding non-cash interest expenses) of the Company and its Restricted Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (I.E., costs minus benefits) under Interest Rate Protection Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense, all as determined on a consolidated basis; PROVIDED that for purposes of this definition, interest expense of the type referred to above of any Partially-Owned Restricted Subsidiary shall be included in Consolidated Interest Expense in an aggregate amount equal to the percentage equity ownership of the Company in such Partially-Owned Restricted Subsidiary multiplied by the interest expense of the type referred to above of such Partially-Owned Restricted Subsidiary for the respective period.

     "Contingent Obligations" shall mean as to any Person (i) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof and (ii) any Interest Rate Protection Agreement; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Contribution Agreement" shall have the meaning provided in Section 4.08.

     "Conversion Value Amount" shall have the meaning set forth in the definition of Permitted Restricted Subsidiary Conversion.

     "Copyrights" shall have the meaning provided in Section 5.14(a).

     "Credit Documents" shall mean this Agreement, any Notes to the extent issued, the Subsidiary Guaranty and the Contribution Agreement.

     "Credit Party" shall mean the Company and each Subsidiary Guarantor.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

     "Dividends" shall have the meaning provided in Section 7.07.

     "EBITDA" shall mean, for any Restricted Subsidiary or business, for any period, the portion of Consolidated EBITDA attributable to such Restricted Subsidiary or business.

     "ECA Maturity Date" shall mean July 31, 2004 (I.E., the Final Maturity Date under and as defined in the Amended and Restated Credit Agreement).

     "ECA Effective Date" shall mean May 28, 1996 (I.E., the Original Effective Date under and as defined in the Amended and Restated Credit Agreement).

     "Effective Date" shall have the meaning provided in Section 11.10.

     "Environmental Law" shall mean any federal, state, provincial or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

     "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED that if one or more of the Reference Banks fails to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate in respect of Loans shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Banks or Bank.

     "Event of Default" shall have the meaning provided in Section 8.

     "Excess Cash Flow" shall mean, for any period, the remainder of (x) the sum of (i) Consolidated EBITDA for such period and (ii) the decrease, if any, in Working Capital from the first day to the last day of such period, minus (y) the sum of (i) the amount of Consolidated Fixed Charges for such period (but in the case of Consolidated Capital Expenditures included therein, only to the extent such expenditures are not financed by Indebtedness (other than Loans hereunder)) and (ii) the increase, if any, in Working Capital from the first day to the last day of such period, PROVIDED that in calculating the amount referred to in clause (x)(ii) or (y)(ii) above, as the case may be, (A) for any period during which the Company and/or any of its Restricted Subsidiaries have consummated an Asset Sale pursuant to Section 7.02(c) or a Permitted Acquisition, the portion of the change in Working Capital for such period attributable to the entity or business sold or purchased shall be based (x) in the case of an Asset Sale, on the change in Working Capital attributable to the entity or business sold from the first day of such period to the date of the consummation of such sale and
(y) in the case of an acquisition, on the change in Working Capital attributable to the entity or business acquired from the date of consummation of such acquisition to the last day of such period and (B) Working Capital shall only include the assets and liabilities of a Partially-Owned Restricted Subsidiary to the extent of the percentage equity interest of the Company in such Partially-Owned Restricted Subsidiary.

     "Excess Cash Flow Amount" shall mean an amount which initially shall be zero and which shall be (i) increased on the date of delivery of Section 6.01 Financials in respect of the first three fiscal quarters in each year of the Company (commencing with the fiscal quarter ended June 30, 1996) by an amount (if positive) equal to 75% of Excess Cash Flow for the fiscal quarter in respect of which such Section 6.01 Financials are delivered, PROVIDED that in the event that Excess Cash Flow for the first and/or second fiscal quarter in any fiscal year is negative, then for purposes of this clause (i) the Excess Cash Flow for the third fiscal quarter in such fiscal year shall be deemed to be reduced by the amount of such negative Excess Cash Flow for such first and/or second quarter, and (ii) increased on the date of delivery of Section 6.01 Financials in respect of each fiscal year of the Company by an amount (if positive) equal to 75% of the Excess Cash Flow for such fiscal year LESS an amount (if any) equal to the aggregate amount by which the Excess Cash Flow Amount was increased pursuant to clause (i) above in respect of the first, second and third quarters in such fiscal year.

     "Excluded Domestic Restricted Subsidiary" shall mean any Partially-Owned Restricted Subsidiary with respect to which the Company shall have made a Non-Guarantor Designation in accordance with the provisions hereof.

     "Excluded Foreign Restricted Subsidiaries" shall mean (i) Daily Racing Form of Canada Ltd., a Canada corporation, (ii) Admirefruit Limited, a U.K. corporation, (iii) Canadian Red Book, Inc., a Canada corporation, (iv) Canadian Sailings Inc., a Canada corporation and (v) each Restricted Subsidiary of the Company established, created or acquired after the Effective Date which is incorporated in a jurisdiction outside the United States, except to the extent the requirements set forth in clause (z) of 7.14(a), and Section 7.14(c), are satisfied with respect to such Subsidiary.

     "Existing Contingent Obligations" shall have the meaning provided in
Section 7.06(f).

     "Existing Credit Agreements" shall mean and include each of the Amended and Restated Credit Agreement and the $250,000,000 Credit Agreement.

     "Existing Facility Documents" shall mean and include each of the documents and other agreements entered into by the Company or any of its Subsidiaries in connection with the Existing Credit Agreements (including, without limitation, the Existing Credit Agreements and any guaranty or guaranties relating thereto), as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Existing Debt" shall have the meaning provided in Section 7.04(d).

     "Existing Indebtedness Agreements" shall have the meaning provided in
Section 4.10.

     "Existing Preferred Stock" shall include preferred stock of the Company issued prior to the Effective Date and listed on Annex VI hereto, without giving effect to any extension or replacement thereof, as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees" shall mean (i) all amounts payable pursuant to, or referred to in,
Section 2.01 and (ii) all other fees payable to the Administrative Agent or any Bank as may be agreed to from time to time between the Company and the Administrative Agent or such Bank, as the case may be.

     "Final Maturity Date" shall mean December 30, 1999.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law.

     "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person and (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, PROVIDED that Indebtedness shall not include (x) trade payables and accrued expenses, in each case arising in the ordinary course of business and
(y) any obligations under Interest Rate Protection Agreements.

     "Information Memorandum" shall mean the Confidential Information Memorandum dated February, 1999 and distributed to the Banks prior to the Effective Date.

     "Initial Borrowing Date" shall mean the date on or after the Effective Date upon which the initial Borrowing of Loans hereunder occurs.

     "Intellectual Property" shall have the meaning provided in Section 5.14(b).

     "Intercompany Loan" shall have the meaning provided in Section 7.05(c).

     "Interest Period" with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

     "KKR" shall mean Kohlberg Kravis Roberts & Co., a Delaware limited partnership.

     "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Leverage Ratio" shall have the meaning provided in Section 7.11.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

     "Loan" shall have the meaning provided in Section 1.01.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Maximum Exposure" shall have the meaning provided in the Existing Credit Agreements.

     "Minimum Borrowing Amount" shall mean $3,000,000.

     "Minimum Retention Amount" shall mean, at any time, $5,000,000 multiplied by a fraction (i) the numerator of which shall be the Total Revolving Loan Commitment at such time and (ii) the denominator of which shall be $150,000,000.

     "Net Investments in Excluded Foreign Restricted Subsidiaries" shall mean the remainder of (i) the sum of (x) the aggregate value of all businesses, properties and assets transferred by the Company and/or its Restricted Subsidiaries (other than Excluded Foreign Restricted Subsidiaries) to Excluded Foreign Restricted Subsidiaries after the ECA Effective Date, (y) the aggregate outstanding principal amount of all Intercompany Loans made to Excluded Foreign Restricted Subsidiaries by the Company and/or its Restricted Subsidiaries (other than Excluded Foreign Restricted Subsidiaries) after the ECA Effective Date and
(z) the aggregate amount of all investments by the Company and its Restricted Subsidiaries (other than Excluded Foreign Restricted Subsidiaries) in Excluded Foreign Restricted Subsidiaries after the ECA Effective Date, minus (ii) the sum of (x) the aggregate value of all businesses, properties and assets transferred by Excluded Foreign Restricted Subsidiaries to the Company and/or its Restricted Subsidiaries (other than Excluded Foreign Restricted Subsidiaries) after the ECA Effective Date and (y) the aggregate amount of all cash dividends and other cash distributions on common stock paid by Excluded Foreign Restricted Subsidiaries to the Company and its

Restricted Subsidiaries (other than Excluded Foreign Restricted Subsidiaries) after the ECA Effective Date.

     "Net Maximum Exposure Reduction" shall have the meaning provided therefor in the Existing Credit Agreements.

     "Non-Compete Notes" shall mean the promissory notes issued by K-III Holdings Corporation III pursuant to the Non-Competition Agreement, dated as of June 17, 1991, among K-III Holdings Corporation III, News America Holdings Incorporated and the other parties thereto in an aggregate principal amount not to exceed $50,000,000, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

     "Non-Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate maximum amount available to be drawn (regardless of whether any conditions for drawing could then be met) under all outstanding Non-Facility Letters of Credit and (ii) the aggregate amount of all Non-Facility Unpaid Drawings.

     "Non-Facility Letters of Credit" shall mean each letter of credit (other than any letter of credit issued pursuant to the Existing Credit Agreements) issued for the account of the Company or any of its Restricted Subsidiaries, PROVIDED that the reimbursement obligations of the Company or such Restricted Subsidiary with respect to such letter of credit may be secured only to the extent permitted by Section 7.03(q).

     "Non-Facility Unpaid Drawings" shall mean all amounts paid or disbursed by the issuers of Non-Facility Letters of Credit which have not been reimbursed.

     "Non-Guarantor Designation" shall mean and include each of (x) the designation by the Company of any newly created or acquired Partially-Owned Restricted Subsidiary and (y) the redesignation of any existing Partially-Owned Restricted Subsidiary which is a Subsidiary Guarantor, in each case, as an Excluded Domestic Restricted Subsidiary by delivery of a written notice to the Administrative Agent of such designation or redesignation, as the case may be; PROVIDED that the Company may only make a Non-Guarantor Designation hereunder if, at the time of such designation (i) no Default or Event of Default exists or would result therefrom and (ii) the Company shall have determined, with respect to such designation, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement.

     "Note" shall mean and include each promissory note, in the form agreed by the Company and the Administrative Agent prior to the Effective Date, to the extent issued pursuant to Section 1.05(b) hereof.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice Office" shall mean the office of the Administrative Agent at 1 Chase Manhattan Plaza, New York, New York 10081, or such other office as the Administrative Agent may designate to the Company and the Banks from time to time.

     "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Partially-Owned Restricted Subsidiary" shall mean any Restricted Subsidiary of the Company to the extent that the Company and its Wholly-Owned Restricted Subsidiaries shall own less than 100% of the capital stock of such Restricted Subsidiary.

     "Payment Office" shall mean the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may designate to the Company and the Banks from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Acquisition" shall have the meaning provided in Section 7.02(g).

     "Permitted Amendments" shall mean, to any amendment or supplement to or waiver of the documents governing or evidencing (x) any issue of Indebtedness which does not (i) add, directly or indirectly, any new covenant, event of default, collateral requirement or repayment requirement (including pursuant to any put arrangement), (ii) modify in any manner materially adverse to the issuer or guarantors thereof any existing covenant, event of default, collateral requirement or repayment requirement (including any shortening or any amortization requirements), (iii) increase the interest rate thereon or modify in any manner the time or manner of payment of such interest (including any option or right to pay such interest in kind), (iv) modify any of the subordination provisions or (v) contain any provision which, in the opinion of the Administrative Agent, is materially adverse to the interests of the Banks,
(y) any issue of Preferred Stock which does not (i) add, directly or indirectly, any new covenant, default, voting, redemption, exchange or put provision, (ii) modify in any manner adverse to the issuer thereof any existing covenant, default, voting, redemption, exchange or put provision, (iii) increase the dividend rate thereon or modify in any manner the time or manner of payment of such dividends (including any option or right to pay such dividends in kind) or
(iv) contain any provision which, in the opinion of the Administrative Agent, is materially adverse to the interests of the Banks or (z) the sole effect of which is to (i) delete covenants or events of default and/or (ii) add to, or increase existing, exceptions to the covenants contained therein, or waive any of the covenants contained therein or any rights of the holders of such Indebtedness or Preferred Stock, as the case may be, set forth therein.

     "Permitted Liens" shall have the meaning provided in Section 7.03(c).

     "Permitted Refinancing Debt" shall mean Indebtedness issued in connection with a refinancing of any or all of the Existing Debt, the Subordinated Exchange Debentures, any Additional Indebtedness or any other Permitted Refinancing Debt; PROVIDED that (i) such Indebtedness has a longer average life than the Indebtedness being refinanced and (ii) such Indebtedness, and the agreements and other documents entered into by the Company and/or any of its Restricted Subsidiaries in connection therewith shall contain terms and conditions (including, without limitation, with respect to the obligor and guarantors, if any, in respect of such Indebtedness, amortization schedules, interest rates, redemption provisions, covenants, defaults, security, remedies and, if the Indebtedness so refinanced is subordinated to any other Indebtedness of the Company or its Restricted Subsidiaries, subordination provisions) not materially less favorable to the Company and its Restricted Subsidiaries or to the Banks than the terms and conditions of the Indebtedness so refinanced (excluding, for purposes of this clause (ii), the impact of market conditions on the interest rate and other economic terms).

     "Permitted Replacement Preferred Stock" shall mean preferred stock of the Company issued in connection with the replacement and cancellation of any outstanding Preferred Stock; PROVIDED that such preferred stock and the agreements, certificates of designation and other documents entered into by the Company in connection therewith shall contain terms and conditions (including, without limitation, dividend rates, pay-in-kind features, redemption provisions, put rights, liquidation preferences, voting rights and exchange rights) not materially less favorable to the Company or to the Banks than the terms and conditions of the preferred stock being replaced (excluding the impact of market conditions on the dividend rate and other economic terms), as such preferred stock may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

     "Permitted Restricted Asset Sale" shall mean any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries (other than Canadian Sailings Inc.) to any Unrestricted Subsidiary of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding any sale, transfer or other disposition by the Company of its capital stock) of the Company or such Restricted Subsidiary; PROVIDED that the Company or such Restricted Subsidiary shall only be permitted to effectuate a Permitted Restricted Asset Sale so long as (i) no Default or Event of Default exists or would result therefrom, (ii) the Company shall have delivered to the Administrative Agent the opinion of value of an Appraisal Firm to the extent required by Section 7.02(c) and (iii) the Company shall have, or shall have caused such Restricted Subsidiary to have, complied with the other terms and conditions of Section 7.02(c) or (j), as the case may be.

     "Permitted Restricted Subsidiary Conversion" shall mean the redesignation by the Company of a Restricted Subsidiary (other than Canadian Sailings Inc.) of the Company as an Unrestricted Subsidiary of the Company pursuant to a written notice to the Administrative Agent and the Banks; PROVIDED that any such redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to constitute a sale of all of the assets of the respective Restricted Subsidiary for all purposes of this Agreement; PROVIDED FURTHER, that the Company shall only be permitted to effectuate a Permitted Restricted Subsidiary Conversion so long as (i) no Default or Event of Default exists or would result therefrom, (ii) the Company shall have delivered to the

Administrative Agent the opinion of value of management of the Company or, to the extent required by Section 7.02(c), the Appraisal Firm required by such Section (the value set forth in any such opinion, the "Conversion Value Amount"), (iii) the Company shall have complied with the other terms and conditions of Section 7.02(c) or (j), as the case may be, (iv) the Aggregate Conversion Amount at such time, when added to the Unrestricted Subsidiary Investment Amount at such time shall not exceed the Unrestricted Subsidiary Investment Limit then in effect, and (v) the Company shall have determined, with respect to such conversion, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any multiemployer or single-employer plan, as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any Restricted Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, any Restricted Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Preferred Stock" shall mean and include the Existing Preferred Stock and, once issued, any Additional Preferred Stock and any Permitted Replacement Preferred Stock.

     "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes.

     "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "PRO FORMA Basis" shall mean, with respect to each Affected Transaction in connection with which any calculation of compliance with any financial covenant or financial term is required, the calculation thereof on a PRO FORMA basis, for the Test Period ended on the last day of the most recently ended fiscal quarter, determined as if (x) such Affected Transaction, each other Affected Transaction effected by Company during the Affected Period and any reduction of Consolidated Debt during such Affected Period effected with the proceeds received by the Company and/or its Restricted Subsidiaries of (A) the issuance of common equity by the Company or (B) the sale of the capital stock or other ownership interest of the Company in an

Unrestricted Subsidiary (to the extent not otherwise included in Consolidated EBITDA), in each case, had occurred on the first day of such Affected Period, and (y) with respect to any Affected Transaction involving the issuance of Indebtedness or Preferred Stock, such Indebtedness and/or Preferred Stock had remained outstanding at all times during such Affected Period.

     "PRO RATA Share" shall mean, for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment by the Total Revolving Loan Commitment, PROVIDED that, if at any time of the determination of a Bank's "Pro Rata Share", any Revolving Loan Commitments under this Agreement shall have been terminated, Pro Rata Share shall be calculated with reference to the amount of Revolving Loans outstanding rather than such Revolving Loan Commitments.

     "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Reference Banks" shall mean Chase, The Bank of New York and Bankers Trust Company.

     "Register" shall have the meaning provided in Section 1.05(a).

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Replaced Bank" shall have the meaning provided in Section 1.10(c)(ii).

     "Replacement Bank" shall have the meaning provided in Section 1.10(c)(ii).

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

     "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Revolving Loan Commitments (or after the termination thereof, the then total outstanding Revolving Loans) constitute at least 51% of the Adjusted Total Commitment (or after the termination thereof, the then total outstanding Revolving Loans of Non-Defaulting Banks).

     "Restricted Subsidiaries" shall mean (x) all of the Subsidiaries of the Company in existence on the Effective Date, including, without limitation, Canadian Sailings Inc., (y) any Subsidiary owned (directly or indirectly) by the Company that is created, established or acquired after the Effective Date and which does not constitute an Unrestricted Subsidiary on the date of the creation, establishment and/or acquisition thereof and (z) any Unrestricted Subsidiary of the

Company to the extent designated by the Company as a Restricted Subsidiary hereunder by written notice to the Administrative Agent; PROVIDED that the Company shall only be permitted to so designate a new Restricted Subsidiary so long as (i) no Default or Event of Default exists or would result therefrom,
(ii) at least 51% of the capital stock of such newly-designated Restricted Subsidiary is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries and all of the applicable provisions of Section 7.14 shall have been complied with in respect of such newly-designated Restricted Subsidiary,
(iii) the Company shall have determined, with respect to such designation, that the Company and its Restricted Subsidiaries would have been in compliance, on a PRO FORMA Basis, with Sections 7.09, 7.10 and 7.11 of this Agreement and (iv) such Unrestricted Subsidiary is permitted to be designated a Restricted Subsidiary pursuant to the Senior Note Documents; PROVIDED FURTHER, that, at the time of any Permitted Restricted Subsidiary Conversion or the sale of 100% of the capital stock owned by the Company or any Restricted Subsidiary of a Restricted Subsidiary to an Unrestricted Subsidiary pursuant to a Permitted Restricted Asset Sale, the Restricted Subsidiary so converted or sold shall no longer constitute a Restricted Subsidiary hereunder.

     "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Revolving Loan Commitment", as same may be reduced from time to time pursuant to Sections 2.02, 2.03 and/or 8.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Section 6.01 Financials" shall mean the financial statements delivered, or to be delivered, pursuant to Section 6.01(a) or (b).

     "Senior Note Documents" shall mean and include each of the documents and other agreements entered into by the Company or any of its Subsidiaries (including, without limitation, the indentures pursuant to which each issuance of the Senior Notes are issued and any guaranty or guaranties relating thereto) relating to the issuance by the Company of any Senior Notes, as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Senior Notes" shall mean and include the Company's (x) 7-5/8% Senior Secured Notes due 2008, (y) 10-1/4% Senior Notes due 2004 and (z) 8-1/2% Senior Notes due 2006, in each case, as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Senior Preferred Stock" shall mean the Company's $2.875 Senior Exchangeable Preferred Stock, as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Series B Preferred Stock" shall mean the Company's $11.625 Series B Exchangeable Preferred Stock, as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Series C Preferred Stock" shall mean the Company's Series C Exchangeable Preferred Stock, as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Specified Change of Control Event" shall mean a Change of Control Event of the type described in clause (a) of the definition thereof.

     "Subordinated Exchange Debentures" shall mean and include the Company's (x) 11-1/2% Subordinated Debentures due 2004, (y) 11-5/8% Class B Subordinated Exchange Debentures due 2005 and (z) 10% Subordinated Exchange Debentures due 2008, in each case, in the form delivered to the Banks on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, PROVIDED that Canadian Sailings Inc. shall be deemed to be a Subsidiary of the Company for all purposes.

     "Subsidiary Guarantor" shall mean (i) each Restricted Subsidiary in existence on the Effective Date (other than Excluded Foreign Restricted Subsidiaries) and (ii) each Restricted Subsidiary of the Company formed after the Effective Date and each Excluded Domestic Restricted Subsidiary designated as such by the Company, in each case, which has executed and delivered a counterpart of the Subsidiary Guaranty to the Administrative Agent on behalf of the Banks, PROVIDED that any such Restricted Subsidiary which is a Partially-Owned Restricted Subsidiary shall cease to constitute a Subsidiary Guarantor to the extent the Company shall have made a Non-Guarantor Designation with respect to such Subsidiary in accordance with the terms hereof.

     "Subsidiary Guaranty" shall have the meaning provided in Section 4.05.

     "Taxes" shall have the meaning provided in Section 3.04.

     "Test Period" shall mean the four consecutive fiscal quarters of the Company then last ended.

     "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less the aggregate principal amount of all Revolving Loans at such time.

     $250,000,000 Credit Agreement" shall mean the Credit Agreement, dated as of May 24, 1996, among the Company, various lending institutions, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, as amended, modified, supplemented or extended from time to time in accordance with the terms thereof.

     "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "Unrestricted Subsidiary" shall mean (i) any Subsidiary of the Company that is formed or acquired after the Effective Date, which is funded through loans, advances and/ or capital contributions as permitted by, and in compliance with,
Section 7.05(d), PROVIDED that at the time of the initial loan, advance or capital contribution by the Company or any Restricted Subsidiary to such Subsidiary (x) the Company designates such Subsidiary as an Unrestricted Subsidiary in a written notice to the Administrative Agent and (y) such Subsidiary and the Company shall have entered into a tax sharing agreement in form and substance reasonably satisfactory to the Required Banks, (ii) any Restricted Subsidiary of the Company redesignated as an Unrestricted Subsidiary pursuant to a Permitted Restricted Subsidiary Conversion and any Restricted Subsidiary sold to an Unrestricted Subsidiary pursuant to a Permitted Restricted Asset Sale, in each case to the extent consummated in accordance with the terms of the respective definitions thereof and Section 7.02(c) or 7.02(j), as the case may be, and (iii) each Subsidiary of an Unrestricted Subsidiary; PROVIDED that, at the time of any designation of the type described in clause (z) of the definition of "Restricted Subsidiary," the Subsidiary so designated shall no longer constitute an Unrestricted Subsidiary hereunder.

     "Unrestricted Subsidiary Investment Amount" shall have the meaning provided in Section 7.05(d).

     "Unrestricted Subsidiary Investment Limit" shall mean, at any time, the sum of (i) $200,000,000, (ii) the Excess Cash Flow Amount at such time, (iii) an amount equal to all cash or other payments received by the Company and its Restricted Subsidiaries from Unrestricted Subsidiaries from dividends or distributions after the ECA Effective Date (PROVIDED that for purposes of this clause (iii), cash and other payments received by a Partially-Owned Restricted Subsidiary shall be added to the Unrestricted Subsidiary Investment Limit only to the extent of the equity percentage ownership of the Company in such Partially-Owned Restricted Subsidiary), PLUS (iv) an amount equal to the aggregate net proceeds received by the Company from the issuance of equity securities of the Company after the ECA Effective Date, PROVIDED that if the net proceeds from any such equity issuance are not utilized to make a loan or advance to, or a cash capital contribution in, an Unrestricted Subsidiary pursuant to Section 7.05(d) within 30 days following the date of such equity issuance, then the net proceeds from such equity issuance shall no longer be added to the Unrestricted Subsidiary Investment Limit.

     "U.S. Dollars" and "$" shall mean freely transferable lawful money of the United States of America.

     "Wholly-Owned Restricted Subsidiary" shall mean any Restricted Subsidiary of the Company which is not a Partially-Owned Restricted Subsidiary.

     "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

     SECTION 10. THE ADMINISTRATIVE AGENT.

     10.01 APPOINTMENT. Each Bank hereby irrevocably designates and appoints Chase as Administrative Agent of such Bank and to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Banks, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and the Administrative Agent neither assumes and nor shall it be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries.

     10.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by
Section 10.03.

     10.03 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Company or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Company to the Administrative Agent, or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     10.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     10.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has actually received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     10.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.07 INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective "percentages" (which shall equal, for each Non-Defaulting Bank, that percentage determined by dividing such Bank's Revolving Loan Commitment by the Adjusted Total Commitment, it being understood and agreed that references to Revolving Loan Commitments (as well as to the Adjusted Total Commitment) at a time when any such Revolving Loan Commitment (or Adjusted Total Commitment) has been terminated shall be references to such terminated Revolving Loan Commitment (or Adjusted Total Commitment, as the case may be) as in effect immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; PROVIDED that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent. If and to the extent any amount paid to the Administrative Agent is subsequently recovered by the Administrative Agent from the Company or any of its Subsidiaries, the Administrative Agent shall promptly pay to each Bank to the extent such Bank paid the Administrative Agent, its "percentage" of the amount so recovered. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

     10.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

     10.09 HOLDERS. The Administrative Agent may deem and treat the payee of any Note which has been issued hereunder as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     10.10 RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks. Upon the resignation of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks subject to prior approval by the Company (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     SECTION 11. MISCELLANEOUS.

     11.01 PAYMENT OF EXPENSES, ETC. The Company agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Administrative Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, facsimilied or delivered, if to the Company, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, facsimilied or cabled or sent by overnight courier, and shall be effective when received.

     11.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that the Company may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder to another financial institution; PROVIDED FURTHER, that, in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11 and 3.04 of this Agreement to, and only to, the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold; and PROVIDED FURTHER, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan in which such participant is participating (it being understood that any waiver of an installment on, or the application of any prepayment or the method of application of any prepayment to the amortization of the Loans shall not constitute an extension of the final scheduled maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Revolving Loan Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of any Revolving Loan Commitment and that an increase in any Revolving Loan Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty (except as expressly provided in the Credit Documents) or (iii) in each case consent to the assignment or transfer by the Company or any other Subsidiaries of the Company of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof and thereof.

     (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Loans and/or Revolving Loan Commitment and its rights and obligations hereunder to its parent corporation and/or any affiliate of such Bank which is at least 50% owned by such Bank and/or its parent company and (y) with the consent of the Administrative Agent and the Company (which consents shall not be unreasonably withheld) any Bank may assign all or a portion of its Loans and/or Revolving Loan Commitment and its rights and obligations hereunder to one or more commercial banks or other financial institutions (including one or more Banks). No assignment pursuant to the immediately preceding sentence shall (x) to the extent such transaction represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than the minimum of $5,000,000 or (y) so long as no Default or Event of Default then exists, reduce the Revolving Loan Commitments and/or Term Loans of the assigning Bank to an aggregate amount less than the Minimum Retention Amount unless the same are reduced to $0. If any Bank so sells or assigns all or a part of its rights hereunder, any reference in this Agreement or the other Credit Documents to such assigning Bank shall thereafter refer to such Bank and to the respective assignee Bank to the extent of their respective interests and the respective assignee Bank shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed). At the time of any such assignment, Annex I shall be deemed to be amended to reflect the Revolving Loan Commitments of the respective assignee Bank (which shall result in a direct reduction to the respective Revolving Loan Commitments of the assigning Bank) and of the other Banks, (ii) the Administrative Agent shall record such assignment and the resultant effects thereof on the Loans and/or Revolving Loan Commitments of the assigning Bank and the assignee Bank in the Register and (iii) the Administrative Agent shall receive from the assigning Bank and/or the assignee Bank at the time of each assignment the payment of a nonrefundable assignment fee in an aggregate amount of $3,000 with respect to each such assignment (provided that in the event of simultaneous assignments relating to this Agreement and the Additional Credit Agreement, the fees for such assignments shall total $3,000). Each Bank and the Company agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Promptly following any assignment pursuant to this Section 11.04(b), the assigning Bank shall promptly notify the Company thereof. Nothing in this Section 11.04(b) shall prevent or prohibit any Bank from pledging its Loans or, if issued, Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

     (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

     11.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

     11.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations of the Company hereunder, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Company to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

     11.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); PROVIDED that except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1997 historical financial statements delivered to the Banks pursuant to Section 6.10(a); PROVIDED FURTHER, that in the event that the Accounting Standards Executive Committee of the AICPA adopts the statement of position (substantially in the proposed form as of the Original Effective Date) relating to computer software developed or obtained for internal use, and the Company's independent auditors concur with such accounting change as it relates to the presentation of the Company's financial statements, then compliance with Section 8 will thereafter be determined giving effect to such statement of position.

     (b) All computations of interest (other than interest on Base Rate Loans) and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 days.

     11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Company, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Company. The Company irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. The Company hereby irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. The Company hereby represents and warrants that its chief executive office is located at 745 Fifth Avenue, New York, New York 10151, and the Company hereby further agrees that it shall not move its chief executive office unless it shall give the Administrative Agent not less than 30 days' prior written notice of its intention so to do. The Company agrees that (x) prior to moving its chief executive office outside New York City and (y) and if for any reason any designee, appointee and agent previously appointed pursuant to this sentence shall cease to be available to act as such, the Company shall designate a designee, appointee and agent or replacement designee, appointee and agent, as the case may be, in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

     11.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Company, the Administrative Agent and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

     11.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     11.12 AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Required Banks; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) affected thereby, (i) extend the final scheduled maturity of any Loan (it being understood that any waiver of the application of any prepayment of or the method of application of any prepayment to the amortization of the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Revolving Loan Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment or reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty (except as expressly provided in the Credit Documents) and (iii) amend, modify or waive any provision of this Section, or Section 1.10, 1.11, 3.04, 8.01, 10.07, 11.01, 11.02, 11.04, 11.06 or 11.07(b), (iv) reduce the percentage specified in, or otherwise modify, the definition of, Required Banks, or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof or thereof. No provision of Section 11 may be amended without the consent of the Administrative Agent.

     11.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 10.07 or 11.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the satisfaction of all other Obligations.

     11.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided, that the Company shall not be responsible for costs arising under Sections 1.10, 1.11 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

     11.15 CONFIDENTIALITY. Each of the Banks agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Loans and/or Revolving Loan Commitments or any interest herein by such Bank, PROVIDED that such prospective transferee agrees to be bound by the provisions of this Section.

     11.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                      * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:

745 Fifth Avenue
New York, NY  10151                     PRIMEDIA INC.

Telephone No.:  (212) 745-0101
Telecopier No.: (212) 745-0199          By
Attention:  Beverly Chell, Esq.            -----------------------------------
                                           Title:

                                        THE CHASE MANHATTAN

                                          BANK, Individually
                                          and as Administrative Agent

                                        By
                                           -----------------------------------
                                           Title:

                                        BANKERS TRUST COMPANY,

                                          Individually and as
                                          Co-Syndication Agent

                                        By
                                           -----------------------------------
                                           Title:

                                        THE BANK OF NEW YORK,
                                          Individually and as
                                          Co-Syndication Agent

                                        By
                                           -----------------------------------
                                           Title:

                                        THE BANK OF NOVA SCOTIA,
                                          Individually, as Canadian Lender
                                          and as Documentation Agent

                                        By
                                           -----------------------------------
                                           Title:

                                        BANK OF AMERICA NT&SA

                                        By
                                           -----------------------------------
                                           Title:

                                        NATIONSBANK OF TEXAS, N.A.

                                        By
                                           -----------------------------------
                                           Title:

                                        UNION BANK OF CALIFORNIA

                                        By
                                           -----------------------------------
                                           Title:

                                        SOCIETE GENERALE, NEW YORK
                                          BRANCH

                                        By
                                           -----------------------------------
                                           Title:

                                        BANK OF MONTREAL, CHICAGO BRANCH

                                        By
                                           -----------------------------------
                                           Title:

                                        BANK OF HAWAII

                                        By
                                           -----------------------------------
                                           Title:

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By
                                           -----------------------------------
                                           Title:

                                                                         ANNEX I


                                  LIST OF BANKS

                Bank                                      Revolving Loan
                ----                                        Commitment
                                                            ----------

                The Chase Manhattan Bank                  $ 20,000,000
                Bank of America NT&SA                       20,000,000
                The Bank of New York                        20,000,000
                The Bank of Nova Scotia                     20,000,000
                Bankers Trust Company                       20,000,000
                Union Bank of California, N.A.              10,000,000
                Societe Generale, New York Branch           10,000,000
                Bank of Montreal, Chicago Branch            10,000,000
                Bank of Hawaii                              10,000,000
                PNC Bank, National Association              10,000,000

                Total                                     $150,000,000
                                                          ============

                                                                        ANNEX II

                                 BANK ADDRESSES
                                 --------------

Bank                                Address
----                                -------

The Chase Manhattan Bank, N.A.      270 Park Avenue
                                    New York, New York 10017
                                    Telephone No.: (212) _______
                                    Telecopier No.: (212) _______
                                    Attention:

Bankers Trust Company               One Bankers Trust Plaza
                                    New York, New York 10006
                                    Telephone No.: (212) 250-1724
                                    Telecopier No.: (212) 250-7218
                                    Attention: Gregory Shefrin

The Bank of New York                1 Wall Street
                                    16th Floor
                                    New York, New York 10286
                                    Telephone No.:      (212) 635-8608
                                    Telecopier No.:     (212) 635-8595
                                    Attention: Ted Ryan

Bank of Nova Scotia                 One Liberty Plaza,
                                    26th Floor
                                    New York, New York 10006
                                    Telephone No.:      (212) 225-5042
                                    Telecopier No.:     (212) 225-5090
                                    Attention:  Vincent Fitzgerald

                                    Canadian Notice Office and Canadian
                                    Payment Office:

                                    International Banking Division
                                    Loan Administration and Agency Services
                                    44 Kings Street West, 14th Floor
                                    Toronto, Ontario
                                    Canada  M5H 1H1
                                    Telephone No.: (416) 866-5901/2816/4089
                                    Telecopier No.: (416) 866-5991
                                    Attention:   Wallace Yeung/
                                    Nancy Buccat/Nancy Tong

Bank of America NT&SA               335 Madison Avenue
                                    5th Floor
                                    New York, New York 10017
                                    Telephone No.:      (212) 503-7980
                                    Telecopier No.:     (212) 503-7173
                                    Attention:   Thomas J. Kane

NationsBank of Texas, N.A.          Bank of America
                                    Entertainment/Media Group
                                    335 Madison Avenue
                                    New York, New York 10017
                                    Telephone No.:      (212) 503-7980
                                    Telecopier No.:     (212) 503-7173
                                    Attention:   Thomas J. Kane

Union Bank of California, N.A.      445 South Figueroa Street
                                    15th Floor
                                    Los Angeles, California 90071
                                    Telephone No.:      (213) 236-5812
                                    Telecopier No.:     (213) 236-5747
                                    Attention:   Michael K. McShane

Societe Generale,                   1221 Avenue of the Americas
 New York Branch                    New York, New York 10020
                                    Telephone No.:      (212) 278-6852
                                    Telecopier No.:     (212) 278-6240
                                    Attention:   Elaine Khalil

Bank of Montreal,                   430 Park Avenue
 Chicago Branch                     New York, New York 10022
                                    Telephone No.:      (212) 605-1438
                                    Telecopier No.:     (212) 605-1648
                                    Attention:   Naghmeh Hashemifard

Bank of Hawaii                      1850 North Central Avenue
                                    Suite 400
                                    Phoenix, Arizona 85004
                                    Telephone No.:      (602) 257-2485
                                    Telecopier No.:     (602) 257-2235
                                    Attention:   Eric Pelletier

PNC Bank, National Association      1600 Market Street
                                    21st Floor
                                    Philadelphia, Pennsylvania 19103
                                    Telephone No.:      (215) 585-5165
                                    Telecopier No.:     (215) 585-6680
                                    Attention:   John Iadanza

                                                                       ANNEX III



                                  SUBSIDIARIES
                                  ------------

                                                                        ANNEX IV



                                      LIENS
                                      -----

                                                                         ANNEX V

PART A.  EXISTING DEBT

          [To include existing Senior Notes and Non-Compete Notes]

PART B.  EXISTING CONTINGENT OBLIGATIONS

                                                                        ANNEX VI


                            EXISTING PREFERRED STOCK
                            ------------------------

                                                                       EXHIBIT A


                           FORM OF NOTICE OF BORROWING
                           ---------------------------

                                                                          [Date]

The Chase Manhattan Bank,
  as Administrative Agent for the
  Banks party to the Credit Agreement
  referred to below
270 Park Avenue
New York, New York  10017

                  Attention:  ____________________

Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement, dated as of March 11, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among PRIMEDIA Inc., certain Banks from time to time party thereto, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and you, as Administrative Agent for such Banks, and hereby gives you irrevocable notice, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is ________, 19__.1

          (ii) The aggregate principal amount of the Proposed Borrowing is $_____________.

          (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [Eurodollar Loans].

          [(iv) The initial Interest Period for the Proposed Borrowing is ___ months.]2

----------

1 A Notice of Borrowing must be given at least one Business Day prior to the date of the Proposed Borrowing in the case of Base Rate Loans and three Business Days prior to the date of the Proposed Borrowing in the case of Eurodollar Loans.

2    To be included for a Proposed Borrowing of Eurodollar Loans.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement or the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

     (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                            Very truly yours,

                                            PRIMEDIA Inc.

                                            By
                                               ----------------------------
                                               Title:

                                                                     EXHIBIT B-1


                [FORM OF OPINION OF SIMPSON, THACHER & BARTLETT]

                                                                     EXHIBIT B-2


                   [FORM OF OPINION OF BEVERLY C. CHELL, ESQ.,
                         COUNSEL TO THE CREDIT PARTIES]

                                                                     EXHIBIT B-3








                                                               __________, 19___

To: The Administrative Agent and various lending institutions (collectively, the "Banks") party to the Credit Agreement referred to below

Re: Credit Agreement, dated as March 11, 1999 (the "Credit Agreement"), among PRIMEDIA Inc. (the "Borrower"), the Banks, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") for the Banks

Ladies and Gentlemen:

     We have acted as special counsel to the Administrative Agent under the Credit Agreement in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 4.03(iii) of the Credit Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

     In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

     We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

                                                                     Exhibit B-3
                                                                          Page 2


                  Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

                  We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations.

                  This opinion is limited to the federal law of the United States of America and the laws of the State of New York.


                                          Very truly yours,

                                                                       EXHIBIT C

                    [NAME OF COMPANY OR SUBSIDIARY GUARANTOR]

                              Officers' Certificate

     I, the undersigned, [Chairman/Vice Chairman/President/Vice-President] of [NAME OF THE COMPANY OR SUBSIDIARY GUARANTOR], a corporation organized and existing under the laws of _______________ (the "Company"), DO HEREBY CERTIFY on behalf of the Company that:

     1. This Certificate is furnished pursuant to Section 4.04 of the Credit Agreement, dated as of March 11, 1999 among PRIMEDIA Inc., the Banks from time to time party thereto, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate shall have the meanings assigned to those terms in the Credit Agreement.

     2. The persons named below have been duly elected, have duly qualified and, as of and at all times since _____________3 (to and including the date hereof) have been officers of the Company, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

                     NAME4                OFFICE     SIGNATURE
                     -----                ------     ---------

                  ----------            ----------   ----------

                  ----------            ----------   ----------

     3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company as filed with the relevant state governmental authority on the date indicated on such copy, together with all amendments thereto adopted through the date hereof.

     4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company as in effect on _______, together with all amendments thereto adopted through the date hereof.

     5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of

----------

3 Insert a date prior to the time of any corporate action relating to the Credit Agreement.

4 Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

Directors of the Company by unanimous written consent of the Board of Directors of the Company, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents.

     [6. The Subordinated Exchange Debentures have not been issued as of the date hereof.

     7. The Company currently has no direct or indirect Unrestricted Subsidiaries.]5

     [8.] On the date hereof, the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Revolving Loan to be made on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     [9.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Revolving Loans to be made on the date hereof or from the application of the proceeds thereof.

     [10.] I know of no proceeding for the dissolution or liquidation of the Company or threatening its existence.











----------

5 Insert paragraphs 6 and 7 in Certificate for K-III Communications Corporation only.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _____________, 19__.

                                           [Name of Company]


                                           -------------------------------
                                           Name:
                                           Title:

I, the undersigned, [SECRETARY/ASSISTANT SECRETARY] of the Company, DO HEREBY CERTIFY that:

     1. [Insert name of Person making the above certifications] is the duly elected and qualified ___________ of the Company and the signature above is [his/her] genuine signature.

     2. The certifications made by [name] in items 2, 3, 4 and 5 above are true and correct.

     3. I know of no proceeding for the dissolution or liquidation of the Company or threatening its existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 19__.

                                           [Name of Company]


                                           -------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D



                               SUBSIDIARY GUARANTY

     GUARANTY, dated as of _________, 19_____, made by the undersigned (each a "Guarantor" and together with any other entity that becomes a party hereto pursuant to Section 26 hereof, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as therein defined.

                                               W I T N E S S E T H :

     WHEREAS, PRIMEDIA Inc. (the "Company"), various financial institutions (the "Banks"), The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), have entered into a Credit Agreement, dated as of March 11, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans as contemplated therein (the Banks, the Co-Syndication Agents, the Documentation Agent and the Administrative Agent herein called the "Bank Creditors");

     WHEREAS, on the date hereof the Company is a party to certain Interest Rate Protection Agreements with one or more Banks and/or an affiliate of one or more Banks and in the future the Company may enter into one or more additional Interest Rate Protection Agreements with one or more Banks and/or an affiliate of one or more Banks (any such Bank or affiliate of a Bank party to any such Interest Rate Protection Agreement (even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) and their subsequent assigns, if any, herein called an "Interest Rate Protection Creditor", and all Interest Rate Protection Creditors, together with the Bank Creditors, collectively herein called the "Creditors");

     WHEREAS, the Company owns, directly or indirectly, 100% of the capital stock of each Guarantor;

     WHEREAS, it is a condition precedent to the making of Loans under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

     WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Company under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Banks to make Loans to the Company;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each

                                                                       Exhibit D
                                                                          Page 2


Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

     1. Each Guarantor, jointly and severally, irrevocably and unconditionally, guarantees (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Loans made to (and to the extent issued, the Notes issued by) the Company under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Company to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Company (all such principal, interest, liabilities and obligations being herein collectively called the "Credit Agreement Obligations") and (ii) to each Interest Rate Protection Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Company under any Interest Rate Protection Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Company with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Interest Rate Protection Obligations", and together with the Credit Agreement Obligations, collectively, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor or the Company, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Company under Sections 3.03 and 3.04 of the Credit Agreement.

     2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Company to the Creditors whether or not due or payable by the Company upon the occurrence in respect of the Company of any of the events specified in Section
8.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

     3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Company whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Company or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Company, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Company or (e) any payment made to any Creditor on the indebtedness which any Creditor repays the Company

                                                                       Exhibit D
                                                                          Page 3


pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Company and whether or not any other Guarantor, any other guarantor or the Company be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to each Guarantor.

     5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor).

     6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Company or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of such Company;

                                                                       Exhibit D
                                                                          Page 4


          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Creditors regardless of what liabilities of the Company remain unpaid;

          (f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements, the Credit Documents or any of such other instruments or agreements; and/or

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Company to recover full indemnity for any payments made pursuant to this Guaranty.

     7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

     8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Company or any of their Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     9. Any indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Company to the Creditors; and such indebtedness of the Company to any Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Company to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Company to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the

                                                                       Exhibit D
                                                                          Page 5


same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until the Total Revolving Loan Commitment has terminated and all Guaranteed Obligations have been irrevocably paid in full in cash.

     10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to (A) proceed against the Company, any other Guarantor, any other guarantor or any other party, (B) proceed against or exhaust any security held from the Company, any other Guarantor, any other guarantor or any other party or (C) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Company, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including without limitation any defense based on or arising out of the disability of the Company, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other party or any security.

     (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

     11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Banks and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of any Guarantor.

                                                                       Exhibit D
                                                                          Page 6


     12. In order to induce the Banks to make Loans pursuant to the Credit Agreement, and in order to induce the Interest Rate Protection Creditors to execute, deliver and perform the Interest Rate Protection Agreements, each Guarantor represents, warrants and covenants that:

          (a) Such Guarantor and each of its Restricted Subsidiaries (i) is a duly organized and validly existing corporation under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage (ii) is in good standing under the laws of the jurisdiction of its organization and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of clauses (ii) and (iii) above, for such failures to be in good standing and failures to be so qualified which, in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries taken as a whole.

          (b) Such Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty. Such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene in any material respect any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of such Guarantor or any of its Subsidiaries.

          (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty, or (ii) the

                                                                       Exhibit D
                                                                          Page 7


     legality, validity, binding effect or enforceability of this Guaranty, except those which have been obtained or made.

     13. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Revolving Loan Commitment and all Interest Rate Protection Agreements and when no Note remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 6 or 7 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

     14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses (x) of each Creditor in connection with the enforcement of this Guaranty and, after an Event of Default shall have occurred and be continuing, the protection of such Creditor's rights hereunder and (y) of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any of the Creditors or by the Administrative Agent, as the case may be).

     15. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

     16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Banks (or to the extent required by Section 11.12 of the Credit Agreement, with the written consent of each Bank) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).

     17. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

     18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor
Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

                                                                       Exhibit D
                                                                          Page 8


     19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Protection Creditor, at such address as such Interest Rate Protection Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

     20. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or of any other instrument evidencing any liability of the Company, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     21. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and hereby irrevocably waives any right it may have to object to the laying of venue of any such action or proceeding in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim that any such action or proceeding has been brought in an inconvenient forum. Each Guarantor irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below; such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

     22. In the event that (x) all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 7.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the

                                                                       Exhibit D
                                                                          Page 9


Required Banks (or all Banks if required by Section 11.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, or (y) the Company designates any Guarantor which is a Partially-Owned Restricted Subsidiary as an Excluded Domestic Restricted Subsidiary by making a Non-Guarantor Designation with respect to such Guarantor in accordance with the terms of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of any Person that owns, directly or indirectly, the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

     23. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

     24. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

     26. At each time that (x) each Restricted Subsidiary of the Company is formed or acquired after the Initial Borrowing Date except, with respect to any newly formed or acquired Partially-Owned Restricted Subsidiary, to the extent the Company shall have made a Non-Guarantor Designation as to such Partially-Owned Restricted Subsidiary or (y) any Excluded Domestic Restricted Subsidiary is designated by the Company as a Subsidiary Guarantor, in each case, in accordance with the terms of the Credit Agreement, it shall (unless otherwise agreed in writing by the Required Banks, or to the extent required by Section
11.12 of the Credit Agreement, by all of the Banks) upon execution of a counterpart of this Guaranty or of a Subsidiary Assumption Agreement become a Guarantor for all purposes of this Guaranty.

                                      * * *

                                                                       Exhibit D
                                                                         Page 10


     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


Address for Each Guarantor
--------------------------
745 Fifth Avenue                            AMERICAN GUIDANCE SERVICE, INC.
New York, New York 10151                    AMERICAN HEAT VIDEO PRODUCTIONS, INC.
Attention:  Beverly Chell, Esq.             THE APARTMENT GUIDE OF NASHVILLE, INC.
                                            ARGUS PUBLISHERS CORPORATION
Telephone No.:  (212) 745-0101              BACON'S INFORMATION, INC.
Telecopier No.: (212) 745-0199              BANKERS CONSULTING COMPANY
                                            BOWHUNTER MAGAZINE, INC.
                                            CAMBRIDGE RESEARCH GROUP, LTD.
                                            CANOE & KAYAK, INC.
                                            CARDINAL BUSINESS MEDIA, INC.
                                            CARDINAL BUSINESS MEDIA HOLDINGS, INC.
                                            CHANNEL ONE COMMUNICATIONS CORP.
                                            CLIMBING, INC.
                                            COMMCORP, LLC
                                            COVER CONCEPTS MARKETING SERVICES, LLC
                                            COWLES BUSINESS MEDIA, INC.
                                            COWLES ENTHUSIAST MEDIA, INC.
                                            COWLES HISTORY GROUP, INC.
                                            CSK PUBLISHING COMPANY INCORPORATED
                                            CUMBERLAND PUBLISHING, INC.
                                            THE ELECTRONICS SOURCE BOOK, INC.
                                            EXCELLENCE IN TRAINING CORPORATION
                                            FILMS FOR THE HUMANITIES & SCIENCES, INC.
                                            FUNK & WAGNALLS YEARBOOK CORP.
                                            GARETH STEVENS, INC.
                                            GO LO ENTERTAINMENT, INC.
                                            GUINN COMMUNICATIONS, INC.
                                            HAAS PUBLISHING COMPANIES, INC.
                                            HEALTH & SCIENCES NETWORK, INC.
                                            HORSE & RIDER, INC.
                                            INTERMODEL PUBLISHING COMPANY, LTD.
                                            IDTN LEASING CORPORATION
                                            INDUSTRIAL TRAINING SYSTEMS CORPORATION
                                            INTELLICHOICE, INC.
                                            KITPLANES ACQUISITION COMPANY
                                            LAW ENFORCEMENT TELEVISION NETWORK, INC.
                                            LIFETIME LEARNING SYSTEMS, INC.
                                            LITTLE ROCK APARTMENT GUIDE, INC.
                                            LOCKERT JACKSON & ASSOCIATES, INC.

                                                                       Exhibit D
                                                                         Page 11


                                            LOW RIDER PUBLISHING GROUP, INC.
                                            MADDUX PUBLISHING, INC.
                                            MCMULLEN ARGUS PUBLISHING, INC.
                                            MEMPHIS APARTMENT GUIDE, INC.
                                            MIRAMAR COMMUNICATIONS, INC.
                                            PICTORAL, INC.
                                            PLAZA COMMUNICATIONS, INC.
                                            PRIMEDIA HOLDINGS III INC.
                                            PRIMEDIA INFORMATION INC.
                                            PRIMEDIA INTERTEC CORPORATION
                                            PRIMEDIA MAGAZINES INC.
                                            PRIMEDIA MAGAZINE FINANCE INC.
                                            PRIMEDIA REFERENCE INC.
                                            PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.
                                            PRIMEDIA VENTURES, INC.
                                            PRIMEDIA WORKPLACE LEARNING, INC.
                                            QWIZ, INC.
                                            R.E.R. PUBLISHING CORPORATION
                                            RETAILVISION, INC.
                                            SIMBA INFORMATION
                                            SOUTHWEST ART, INC.
                                            SYMBOL OF EXCELLENCE PUBLISHERS, INC.
                                            TEL-A-TRAIN, INC.
                                            THE VIRTUAL FLYSHOP, INC.
                                            TI-IN ACQUISITION CORPORATION
                                            TSECRP, INC.
                                            VEGETARIAN TIMES, INC.
                                            WEEKLY READER CORPORATION
                                            WESCOTT COMMUNICATIONS MICHIGAN, INC.
                                            WESTCOTT ECI, INC.
                                            WESTERN EMPIRE PUBLICATIONS, INC.



                                            By
                                               -------------------------------
                                               Title

Accepted and Agreed to:

THE CHASE MANHATTAN BANK,
   as Administrative Agent

By
   -----------------------------------
   Title:

                                                                       EXHIBIT E


                             CONTRIBUTION AGREEMENT
                             ----------------------

     CONTRIBUTION AGREEMENT, dated as of _______, 19___, among each of the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) of PRIMEDIA Inc. (the "Company") listed on the signature pages hereto (each a "Guarantor" and together with any other entity that becomes a party hereto pursuant to Section 11 hereof, the "Guarantors"). As used herein, the term "Contributor" shall mean each of the Guarantors required to make any payment to any other Guarantor pursuant to Section 1 of this Contribution Agreement. Except as otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meaning assigned to those terms in the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H :

     WHEREAS, the Company, various lending institutions from time to time party thereto (the "Banks"), The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, have entered into a Credit Agreement, dated as of March 11, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Revolving Loans as contemplated therein;

     WHEREAS, it is a condition precedent to the making of Loans under the Credit Agreement that each Guarantor shall have executed and delivered the Subsidiary Guaranty;

     WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Company under the Credit Agreement and, accordingly, each Guarantor has executed and delivered the Subsidiary Guaranty in order to satisfy the condition precedent described in the preceding paragraph and to induce the Banks to make Loans to the Company;

     WHEREAS, pursuant to the Subsidiary Guaranty, each of the Guarantors has agreed unconditionally and irrevocably, and jointly and severally, to guaranty as primary obligor and not merely as surety the Guaranteed Obligations (as defined in the Subsidiary Guaranty); and

     WHEREAS, the Guarantors wish to enter into this Contribution Agreement to effect an equitable sharing of the Guaranteed Obligations;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. CONTRIBUTION. At any time a payment in respect of the Guaranteed Obligations is made under the Subsidiary Guaranty, the right of contribution, if any, of each Guarantor against each Contributor shall be determined as provided in the immediately following

                                                                       Exhibit E
                                                                          Page 2


sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under the Subsidiary Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as hereinafter defined) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each Contributor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such Contributor. A Guarantor's right of contribution, if any, pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; PROVIDED, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full and the Total Revolving Loan Commitment has been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Contribution Agreement against any Contributor shall be expressly junior and subordinate to such Contributor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under the Subsidiary Guaranty. As used in this Agreement, (i) each Contributor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth of such Contributor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth of such Guarantor or (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the Initial Borrowing Date exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to (1) any Guaranteed Obligations arising under the Subsidiary Guaranty, (2) the obligations of such Guarantor in respect of the Additional Facility Documents,
(3) any obligations arising under Article 10 of the respective indentures governing the terms of the Senior Notes and (4) any obligations of such Guarantor in respect of the Company's other Indebtedness for borrowed money), in each case after giving effect to the transactions occurring on the Initial Borrowing Date.

     2. NO OTHER CONTRIBUTION OR SUBROGATION RIGHTS. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to Section 1, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment, any such right of contribution or subrogation arising under law or otherwise being expressly waived by all Guarantors.

                                                                       Exhibit E
                                                                          Page 3


     3. CONTRIBUTION RIGHT AS AN ASSET. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Banks.

     4. AMENDMENT OR WAIVER. Any provision of this Contribution Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Required Banks.

     5. BENEFIT OF AGREEMENT. The provisions of this Contribution Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. To the extent any such successor shall be a successor to all or part of the assets of a Guarantor, such successor shall also constitute a Guarantor, with a Contribution Percentage equal to the Contribution Percentage of the predecessor corporation or as otherwise consented to by the Required Banks.

     6. PRESERVATION OF RIGHTS. This Contribution Agreement shall not limit any right which any Guarantor may have against any other Person which is not a party hereto.

     7. TERMINATION. This Contribution Agreement, as it may be amended, supplemented or otherwise modified from time to time, shall remain in effect and shall not be terminated as to any Guaranteed Obligation until such Guaranteed Obligation has been discharged or otherwise satisfied in accordance with the laws of the State of New York.

     8. GOVERNING LAW. THIS CONTRIBUTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     9. COUNTERPARTS. This Contribution Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10. EFFECTIVENESS. This Contribution Agreement shall become effective upon execution hereof by each such party and delivery of executed counterparts hereof by them to the Administrative Agent.

     11. ADDITIONAL GUARANTORS. At each time that (x) each Restricted Subsidiary of the Company is formed or acquired after the Initial Borrowing Date except, with respect to any newly formed or acquired Partially-Owned Restricted Subsidiary, to the extent the Company shall have made a Non-Guarantor Designation as to such Partially-Owned Restricted Subsidiary or (y) any Excluded Domestic Restricted Subsidiary is designated by the Company as a Subsidiary Guarantor, in each case, in accordance with the terms of the Credit Agreement, it

                                                                       Exhibit E
                                                                          Page 4



shall upon execution of a counterpart hereof or of a Subsidiary Assumption Agreement become a Guarantor for all purposes of this Contribution Agreement.

                                      * * *

                                                                       Exhibit E
                                                                          Page 5


     IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed by their respective authorized officers as of the date first above written.

                               AMERICAN GUIDANCE SERVICE, INC.
                               AMERICAN HEAT VIDEO PRODUCTIONS, INC.
                               THE APARTMENT GUIDE OF NASHVILLE, INC.
                               ARGUS PUBLISHERS CORPORATION
                               BACON'S INFORMATION, INC.
                               BANKERS CONSULTING COMPANY
                               BOWHUNTER MAGAZINE, INC.
                               CAMBRIDGE RESEARCH GROUP, LTD.
                               CANOE & KAYAK, INC.
                               CARDINAL BUSINESS MEDIA, INC.
                               CARDINAL BUSINESS MEDIA HOLDINGS, INC.
                               CHANNEL ONE COMMUNICATIONS CORP.
                               CLIMBING, INC.
                               COMMCORP, LLC
                               COVER CONCEPTS MARKETING SERVICES, LLC
                               COWLES BUSINESS MEDIA, INC.
                               COWLES ENTHUSIAST MEDIA, INC.
                               COWLES HISTORY GROUP, INC.
                               CSK PUBLISHING COMPANY INCORPORATED
                               CUMBERLAND PUBLISHING, INC.
                               THE ELECTRONICS SOURCE BOOK, INC.
                               EXCELLENCE IN TRAINING CORPORATION
                               FILMS FOR THE HUMANITIES & SCIENCES, INC.
                               FUNK & WAGNALLS YEARBOOK CORP.
                               GARETH STEVENS, INC.
                               GO LO ENTERTAINMENT, INC.
                               GUINN COMMUNICATIONS, INC.
                               HAAS PUBLISHING COMPANIES, INC.
                               HEALTH & SCIENCES NETWORK, INC.
                               HORSE & RIDER, INC.
                               INTERMODEL PUBLISHING COMPANY, LTD.
                               IDTN LEASING CORPORATION
                               INDUSTRIAL TRAINING SYSTEMS CORPORATION
                               INTELLICHOICE, INC.
                               KITPLANES ACQUISITION COMPANY
                               LAW ENFORCEMENT TELEVISION NETWORK, INC.
                               LIFETIME LEARNING SYSTEMS, INC.
                               LITTLE ROCK APARTMENT GUIDE, INC.
                               LOCKERT JACKSON & ASSOCIATES, INC.
                               LOW RIDER PUBLISHING GROUP, INC.
                               MADDUX PUBLISHING, INC.

                                                                       Exhibit E
                                                                          Page 6


                               MCMULLEN ARGUS PUBLISHING, INC.
                               MEMPHIS APARTMENT GUIDE, INC.
                               MIRAMAR COMMUNICATIONS, INC.
                               PICTORAL, INC.
                               PLAZA COMMUNICATIONS, INC.
                               PRIMEDIA HOLDINGS III INC.
                               PRIMEDIA INFORMATION INC.
                               PRIMEDIA INTERTEC CORPORATION
                               PRIMEDIA MAGAZINES INC.
                               PRIMEDIA MAGAZINE FINANCE INC.
                               PRIMEDIA REFERENCE INC.
                               PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.
                               PRIMEDIA VENTURES, INC.
                               PRIMEDIA WORKPLACE LEARNING, INC.
                               QWIZ, INC.
                               R.E.R. PUBLISHING CORPORATION
                               RETAILVISION, INC.
                               SIMBA INFORMATION
                               SOUTHWEST ART, INC.
                               SYMBOL OF EXCELLENCE PUBLISHERS, INC.
                               TEL-A-TRAIN, INC.
                               THE VIRTUAL FLYSHOP, INC.
                               TI-IN ACQUISITION CORPORATION
                               TSECRP, INC.
                               VEGETARIAN TIMES, INC.
                               WEEKLY READER CORPORATION
                               WESCOTT COMMUNICATIONS MICHIGAN, INC.
                               WESTCOTT ECI, INC.
                               WESTERN EMPIRE PUBLICATIONS, INC.


                               By
                                  ---------------------------------
                                  Title:

                                                                       EXHIBIT F


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                   -------------------------------------------

DATE:  ________, 19__

     Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless otherwise defined in Annex I attached hereto, all capitalized terms shall have their respective meanings as set forth in the Credit Agreement. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement including, without limitation, with respect to the Assigned Share of the Total Revolving Loan Commitment and all rights and obligations with respect to the Assigned Share of the Loans.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary Guarantor or the performance or observance by the Borrower or any Subsidiary Guarantor of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will

                                                                       Exhibit F
                                                                          Page 2


perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (v) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].6

     4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the consent hereto by the Administrative Agent and the Company, and receipt by the Administrative Agent of the nonrefundable assignment fee referred to in Section 11.04(b) of the Credit Agreement, unless a later date is otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

     5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

     6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; and
(y) all Commitment Fees on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I; which, in each case, accrue on and after the Settlement Date, such interest and Commitment Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.


----------

6 If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       Exhibit F
                                                                          Page 3


     7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

                                                                       Exhibit F
                                                                          Page 4

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                                   [NAME OF ASSIGNOR],
                                   as Assignor

                                   By____________________________
                                     Title:

                                   [NAME OF ASSIGNEE],
                                   as Assignee

                                   By____________________________
                                     Title:

                                                                         ANNEX I


                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.   The Borrower: PRIMEDIA Inc.

2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of March 11, 1999, among PRIMEDIA Inc., the Banks from time to time party thereto, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.

3.   Date of Assignment and Assumption Agreement:

4.   Amounts (as of date of item #3 above):

                                                       Outstanding          Revolving Loan
                                                    Principal of Loans        Commitment
                                                    ------------------        ----------

a.   Aggregate Amount for all Banks                     $______                $______

b.   Assigned Share                                      ______%                ______%

c.   Amount of Assigned Share                           $______                $______


5.   Settlement Date:

6.   Rate of Interest to
     the Assignee:         As set forth in Section 1.08 of the Credit Agreement
                           (unless otherwise agreed to by the Assignor and the Assignee)7

[7.  Commitment Fees       As set forth in Section 2.01(a) of the Credit
                           Agreement (unless otherwise agreed to by the Assignor and the Assignee)]8

----------

7 The Company and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

8 The Company and the Administrative Agent shall direct the entire amount of the Commitment Fees to the Assignee at the rate set forth in Section 2.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Commitment Fees through payment by the Assignee to the Assignor.

8.   Notice:

                  ASSIGNOR:

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------
                    Attention:
                    Telephone:
                    Telecopier:
                    Reference:

                  ASSIGNEE:

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------
                    Attention:
                    Telephone:
                    Telecopier:
                    Reference:

     Payment Instructions:

                  ASSIGNOR:

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------
                    Attention:
                    Reference:

                  ASSIGNEE:

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------
                    Attention:
                    Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                          [NAME OF ASSIGNOR]

By                                          By
  ------------------------                    --------------------------


  ------------------------                    --------------------------
  (Print Name and Title)                      (Print Name and Title)

                     FORM OF SUBSIDIARY ASSUMPTION AGREEMENT
                     ---------------------------------------


     SUBSIDIARY ASSUMPTION AGREEMENT (the "Agreement") dated as of _________, _____, by _______________, a _________ corporation (the "New Restricted
Subsidiary"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, PRIMEDIA Inc. (the "Company"), various financial institutions party thereto, The Bank of New York and Bankers Trust Company, as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, have entered into an Credit Agreement dated as of March 11, 1999 (as amended through the date hereof, the "Credit Agreement");

     WHEREAS, in connection with the Credit Agreement, each Wholly-Owned Restricted Subsidiary of the Company (other than Excluded Foreign Restricted Subsidiaries) has entered into a Subsidiary Guaranty, dated as of _________, 19____ (as amended through the date hereof, the "Subsidiary Guaranty");

     WHEREAS, in connection with the Credit Agreement, each Wholly-Owned Restricted Subsidiary of the Company (other than Excluded Foreign Restricted Subsidiaries) has entered into a Contribution Agreement, dated as of _________, 19___ (as amended through the date hereof, the "Contribution Agreement" and together with the Subsidiary Guaranty, the "Subsidiary Documents");

     WHEREAS, on _________, ____, the New Restricted Subsidiary was [[newly-formed/acquired] as a [___%] directly owned Subsidiary of _______________, a ___________ corporation][an Excluded Domestic Restricted Subsidiary [__%] directly owned by ______________, a ______________ corporation, that has been designated by the Company as a Subsidiary Guarantor in accordance with the terms of the Credit Agreement];

     WHEREAS, pursuant to Section 7.14 of the Credit Agreement, the New Restricted Subsidiary desires to become a party to the Subsidiary Documents; and

     WHEREAS, the New Restricted Subsidiary desires to execute and deliver this Agreement in order to become a party to each of the Subsidiary Documents;

     NOW, THEREFORE, IT IS AGREED:

     1. SUBSIDIARY GUARANTY. By executing and delivering this Agreement, the New Restricted Subsidiary hereby becomes a party to the Subsidiary Guaranty as a "Guarantor" thereunder, and hereby expressly assumes all obligations and liabilities of a "Guarantor" thereunder. The New Restricted Subsidiary hereby makes each of the representations and

                                                                         Page ii


warranties contained in Section 12 of the Subsidiary Guaranty on the date hereof, after giving effect to this Agreement.

     2. CONTRIBUTION AGREEMENT. By executing and delivering this Agreement, the New Restricted Subsidiary hereby becomes a party to the Contribution Agreement as a "Guarantor" thereunder, and hereby expressly assumes all obligations and liabilities of a "Guarantor" thereunder.

     3. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                        [NEW RESTRICTED SUBSIDIARY]


                                        By___________________________
                                          Title:

ACKNOWLEDGED:

THE CHASE MANHATTAN BANK,
  as Administrative Agent for the Banks


By_______________________________________
  Title: